Exhibit 10.32

LOAN AGREEMENT

BY AND BETWEEN

NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST

AND

MIDDLESEX WATER COMPANY

DATED AS OF NOVEMBER 1, 2007

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

SECTION 1.01.	Definitions	2

ARTICLE II

REPRESENTATIONS AND COVENANTS OF BORROWER

SECTION 2.01.	Representations of Borrower	6
SECTION 2.02.	Particular Covenants of Borrower	10

ARTICLE III

LOAN TO BORROWER; AMOUNTS PAYABLE; GENERAL AGREEMENTS

SECTION 3.01.	Loan; Loan Term	18
SECTION 3.02.	Disbursement of Loan Proceeds	18
SECTION 3.03.	Amounts Payable	19
SECTION 3.03A.	Amounts on Deposit in Project Loan Account after Completion of Draw Schedule	20
SECTION 3.04.	Unconditional Obligations	21
SECTION 3.05.	Loan Agreement to Survive Bond Resolution and Trust Bonds	22
SECTION 3.06.	Disclaimer of Warranties and Indemnification	22
SECTION 3.07.	Option to Prepay Loan Repayments	23
SECTION 3.08.	Priority of Loan and Fund Loan	24
SECTION 3.09.	Approval of the New Jersey State Treasurer	24

ARTICLE IV

ASSIGNMENT OF LOAN AGREEMENT AND BORROWER BOND

SECTION 4.01.	Assignment and Transfer by Trust	25
SECTION 4.02.	Assignment by Borrower	25

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

SECTION 5.01.	Events of Default	26
SECTION 5.02.	Notice of Default	27
SECTION 5.03.	Remedies on Default	27

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NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST LOAN AGREEMENT

THIS LOAN AGREEMENT, made and entered into as of this November 1, 2007, by and between the NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST, a public body corporate and politic with corporate succession, and the Borrower (capitalized terms used in this Loan Agreement shall have, unless the context otherwise requires, the meanings set forth in said Section 1.01);

WITNESSETH THAT:

WHEREAS, the Trust, in accordance with the Act, the Bond Resolution and a financial plan approved by the State Legislature in accordance with Sections 22 and 22.1 of the Act, will issue its Trust Bonds on or prior to the Loan Closing for the purpose of making the Loan to the Borrower and the Loans to the Borrowers from the proceeds of the Trust Bonds to finance a portion of the Costs of Environmental Infrastructure Facilities;

WHEREAS, the Borrower has, in accordance with the Act and the Regulations, made timely application to the Trust for a Loan to finance a portion of the Costs of the Project;

WHEREAS, the State Legislature, in accordance with Sections 20 and 20.1 of the Act, has in the form of an appropriations act approved a project priority list that includes the Project and that authorizes an expenditure of proceeds of the Trust Bonds to finance a portion of the Costs of the Project;

WHEREAS, the Trust has approved the Borrower's application for a Loan from available proceeds of the Trust Bonds to finance a portion of the Costs of the Project;

WHEREAS, in accordance with the applicable Bond Act (as defined in the Fund Loan Agreement), and the Regulations, the Borrower has been awarded a Fund Loan for a portion of the Costs of the Project; and

WHEREAS, the Borrower, in accordance with the Act, the Regulations, the Business Corporation Law and all other applicable law, will issue a Borrower Bond to the Trust evidencing said Loan at the Loan Closing.

NOW, THEREFORE, for and in consideration of the award of the Loan by the Trust, the Borrower agrees to complete the Project and to perform under this Loan Agreement in accordance with the conditions, covenants and procedures set forth herein and attached hereto as part hereof, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Definitions.  (a) The following terms as used in this Loan Agreement shall, unless the context clearly requires otherwise, have the following meanings:

"Act" means the "New Jersey Environmental Infrastructure Trust Act", constituting Chapter 334 of the Pamphlet Laws of 1985 of the State (codified at N.J.S.A. 58:11B-1 et seq.), as the same may from time to time be amended and supplemented.

"Administrative Fee" means that portion of Interest on the Loan or Interest on the Borrower Bond payable hereunder as an annual fee of up to four-tenths of one percent (.40%) of the initial principal amount of the Loan or such lesser amount, if any, as may be authorized by any act of the State Legislature and as the Trust may approve from time to time.

"Authorized Officer" means, in the case of the Borrower, any person or persons authorized pursuant to a resolution of the board of directors of the Borrower to perform any act or execute any document relating to the Loan, the Borrower Bond or this Loan Agreement.

"Bond Counsel" means a law firm appointed or approved by the Trust, as the case may be, having a reputation in the field of municipal law whose opinions are generally acceptable by purchasers of municipal bonds.

"Borrower" means the corporation that is a party to and is described in Schedule A to this Loan Agreement, and its successors and assigns.

"Borrower Bond" means the general obligation bond, note, debenture or other evidence of indebtedness authorized, executed, attested and delivered by the Borrower to the Trust and, if applicable, authenticated on behalf of the Borrower to evidence the Loan, a specimen of which is attached hereto as Exhibit D and made a part hereof.

"Borrowers" means any other Local Government Unit or Private Entity (as such terms are defined in the Regulations) authorized to construct, operate and maintain Environmental Infrastructure Facilities that have entered into Loan Agreements with the Trust pursuant to which the Trust will make Loans to such recipients from moneys on deposit in the Project Fund, excluding the Project Loan Account.

"Business Corporation Law" means the "New Jersey Business Corporation Act", constituting Chapter 263 of the Pamphlet Laws of 1968 of the State (codified at N.J.S.A. 14A:1-1 et seq.), as the same may from time to time be amended and supplemented.

"Code" means the Internal Revenue Code of 1986, as the same may from time to time be amended and supplemented, including any regulations promulgated thereunder, any successor code thereto and any administrative or judicial interpretations thereof.

"Cost" means those costs that are eligible, reasonable, necessary, allocable to the Project and permitted by generally accepted accounting principles, including Allowances and Building Costs (as defined in the Regulations), as shall be determined on a project-specific basis in accordance with the Regulations as set forth in Exhibit B hereto, as the same may be amended by subsequent eligible costs as evidenced by a certificate of an authorized officer of the Trust.

"Debt Service Reserve Fund" means the Debt Service Reserve Fund, if any, as defined in the Bond Resolution.

“Department” means the New Jersey Department of Environmental Protection.

"Environmental Infrastructure Facilities" means Wastewater Treatment Facilities, Stormwater Management Facilities or Water Supply Facilities (as such terms are defined in the Regulations).

"Environmental Infrastructure System" means the Environmental Infrastructure Facilities of the Borrower, including the Project, described in Exhibit A-1 attached hereto and made a part hereof for which the Borrower is borrowing the Loan under this Loan Agreement.

"Event of Default" means any occurrence or event specified in Section 5.01 hereof.

“Excess Project Funds” shall have the meaning set forth in Section 3.03A hereof.

"Fund Loan" means the loan made to the Borrower by the State, acting by and through the Department, pursuant to the Fund Loan Agreement dated as of November 1, 2007 by and between the Borrower and the State, acting by and through the Department, to finance or refinance a portion of the Costs of the Project.

"Fund Loan Agreement" means the loan agreement dated as of November 1, 2007 by and between the Borrower and the State, acting by and through the Department, regarding the terms and conditions of the Fund Loan.

"Interest on the Loan" or "Interest on the Borrower Bond" means the sum of (i) the Interest Portion, (ii) the Administrative Fee, and (iii) any late charges incurred hereunder.

"Interest Portion" means that portion of Interest on the Loan or Interest on the Borrower Bond payable hereunder that is necessary to pay the Borrower's proportionate share of interest on the Trust Bonds (i) as set forth in Exhibit A-2 hereof under the column heading entitled "Interest", or (ii) with respect to any prepayment of Trust Bond Loan Repayments in accordance with Section 3.07 or 5.03 hereof, to accrue on any principal amount of Trust Bond Loan Repayments to the date of the optional redemption or acceleration, as the case may be, of the Trust Bonds allocable to such prepaid or accelerated Trust Bond Loan Repayment.

"Loan" means the loan made by the Trust to the Borrower to finance or refinance a portion of the Costs of the Project pursuant to this Loan Agreement.

"Loan Agreement" means this Loan Agreement, including the Exhibits attached hereto, as it may be supplemented, modified or amended from time to time in accordance with the terms hereof and of the Bond Resolution.

"Loan Agreements" means any other loan agreements entered into by and between the Trust and one or more of the Borrowers pursuant to which the Trust will make Loans to such Borrowers from moneys on deposit in the Project Fund, excluding the Project Loan Account, financed with the proceeds of the Trust Bonds.

"Loan Closing" means the date upon which the Trust shall issue and deliver the Trust Bonds and the Borrower shall deliver its Borrower Bond, as previously authorized, executed, attested and, if applicable, authenticated, to the Trust.

"Loan Repayments" means the sum of (i) Trust Bond Loan Repayments, (ii) the Administrative Fee, and (iii) any late charges incurred hereunder.

"Loan Term" means the term of this Loan Agreement provided in Sections 3.01 and 3.03 hereof and in Exhibit A-2 attached hereto and made a part hereof.

"Loans" means the loans made by the Trust to the Borrowers under the Loan Agreements from moneys on deposit in the Project Fund, excluding the Project Loan Account.

"Master Program Trust Agreement" means that certain Master Program Trust Agreement, dated as of November 1, 1995, by and among the Trust, the State, United States Trust Company of New York, as Master Program Trustee thereunder, The Bank of New York (NJ), in several capacities thereunder, and First Fidelity Bank, N.A. (predecessor to Wachovia Bank, National Association), in several capacities thereunder, as supplemented by that certain Agreement of Resignation of Outgoing Master Program Trustee, Appointment of Successor Master Program Trustee and Acceptance Agreement, dated as of November 1, 2001, by and among United States Trust Company of New York, as Outgoing Master Program Trustee, State Street Bank and Trust Company, N.A. (predecessor to U.S. Bank Trust National Association), as Successor Master Program Trustee, and the Trust, as the same may be amended and supplemented from time to time in accordance with its terms.

"Official Statement" means the Official Statement relating to the issuance of the Trust Bonds.

"Preliminary Official Statement" means the Preliminary Official Statement relating to the issuance of the Trust Bonds.

"Prime Rate" means the prevailing commercial interest rate announced by the Trustee from time to time in the State as its prime lending rate.

"Project" means the Environmental Infrastructure Facilities of the Borrower described in Exhibit A-1 attached hereto and made a part hereof, which constitutes a project for which the Trust is permitted to make a loan to the Borrower pursuant to the Act, the Regulations and the Bond Resolution, all or a portion of the Costs of which is financed or refinanced by the Trust through the making of the Loan under this Loan Agreement and which may be identified under either the Drinking Water or Clean Water Project Lists with the Project Number specified in Exhibit A-1 attached hereto.

"Project Fund" means the Project Fund as defined in the Bond Resolution.

"Project Loan Account" means the project loan account established on behalf of the Borrower in the Project Fund in accordance with the Bond Resolution to finance all or a portion of the Costs of the Project.

"Regulations" means the rules and regulations, as applicable, now or hereafter promulgated under N.J.A.C. 7:22-3 et seq., 7:22-4 et seq., 7:22-5 et seq., 7:22-6 et seq., 7:22-7 et seq., 7:22-8 et seq., 7:22-9 et seq. and 7:22-10 et seq., as the same may from time to time be amended and supplemented.

"State" means the State of New Jersey.

"Trust" means the New Jersey Environmental Infrastructure Trust, a public body corporate and politic with corporate succession duly created and validly existing under and by virtue of the Act.

"Trust Bond Loan Repayments" means the repayments of the principal amount of the Loan plus the payment of any premium associated with prepaying the principal amount of the Loan in accordance with Section 3.07 hereof plus the Interest Portion.

"Trust Bonds" means bonds authorized by Section 2.03 of the Bond Resolution, together with any refunding bonds authenticated, if applicable, and delivered pursuant to Section 2.04 of the Bond Resolution, in each case issued in order to finance (i) the portion of the Loan deposited in the Project Loan Account, (ii) the portion of the Loans deposited in the balance of the Project Fund, (iii) any capitalized interest related to such bonds, (iv) a portion of the costs of issuance related to such bonds, and (v) that portion of the Debt Service Reserve Fund (to the extent the Trust establishes a Debt Service Reserve Fund pursuant to the Bond Resolution), if any, allocable to the Loan or Loans, as the case may be, a portion of which includes the funding of reserve capacity, if applicable, for the Environmental Infrastructure Facilities of the Borrower or Borrowers, as the case may be, or to refinance any or all of the above.

"Trustee" means, initially, U.S. Bank National Association, the Trustee appointed by the Trust and its successors as Trustee under the Bond Resolution, as provided in Article X of the Bond Resolution.

(b)           In addition to the capitalized terms defined in subsection (a) of this Section 1.01, certain additional capitalized terms used in this Loan Agreement shall, unless the context clearly requires otherwise, have the meanings ascribed to such additional capitalized terms in Schedule A attached hereto and made a part hereof.

(c)           Except as otherwise defined herein or where the context otherwise requires, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include firms, associations, corporations, agencies and districts.  Words importing one gender shall include the other gender.

ARTICLE II

REPRESENTATIONS AND COVENANTS OF BORROWER

SECTION 2.01.  Representations of Borrower.  The Borrower represents for the benefit of the Trust, the Trustee and the holders of the Trust Bonds as follows:

(a)           Organization and Authority.

(i)           The Borrower is a corporation duly created and validly existing under and pursuant to the Constitution and statutes of the State, including the Business Corporation Law.

(ii)           The acting officers of the Borrower who are contemporaneously herewith performing or have previously performed any action contemplated in this Loan Agreement either are or, at the time any such action was performed, were the duly appointed or elected officers of such Borrower empowered by applicable State law and, if applicable, authorized by resolution of the Borrower to perform such actions.  To the extent any such action was performed by an officer no longer the duly acting officer of such Borrower, all such actions previously taken by such officer are still in full force and effect.

(iii)           The Borrower has full legal right and authority and all necessary licenses and permits required as of the date hereof to own, operate and maintain its Environmental Infrastructure System, to carry on its activities relating thereto, to execute, attest and deliver this Loan Agreement and the Borrower Bond, to authorize the authentication of the Borrower Bond, to sell the Borrower Bond to the Trust, to undertake and complete the Project and to carry out and consummate all transactions contemplated by this Loan Agreement.

(iv)           The proceedings of the Borrower's board of directors approving this Loan Agreement and the Borrower Bond, authorizing the execution, attestation and delivery of this Loan Agreement and the Borrower Bond, authorizing the sale of the Borrower Bond to the Trust, authorizing the authentication of the Borrower Bond on behalf of the Borrower and authorizing the Borrower to undertake and complete the Project, including, without limitation, the Borrower Bond Resolution (collectively, the "Proceedings"), have been duly and lawfully adopted in accordance with the Business Corporation Law and other applicable State law at a meeting or meetings that were duly called and held in accordance with the Borrower By-Laws and at which quorums were present and acting throughout.

(v)           By official action of the Borrower taken prior to or concurrent with the execution and delivery hereof, including, without limitation, the Proceedings, the Borrower has duly authorized, approved and consented to all necessary action to be taken by the Borrower for:  (A) the execution, attestation, delivery and performance of this Loan Agreement and the transactions contemplated hereby; (B) the issuance of the

Borrower Bond and the sale thereof to the Trust upon the terms set forth herein; (C) the approval of the inclusion, if such inclusion is deemed necessary in the sole discretion of the Trust, in the Preliminary Official Statement and the Official Statement of all statements and information relating to the Borrower set forth in "APPENDIX B" thereto (the "Borrower Appendices") and any amendment thereof or supplement thereto; and (D) the execution, delivery and due performance of any and all other certificates, agreements and instruments that may be required to be executed, delivered and performed by the Borrower in order to carry out, give effect to and consummate the transactions contemplated by this Loan Agreement, including, without limitation, the designation of the Borrower Appendices portion of the Preliminary Official Statement, if any, as "deemed final" for the purposes and within the meaning of Rule 15c2-12 ("Rule 15c2-12") of the Securities and Exchange Commission ("SEC") promulgated under the Securities Exchange Act of 1934, as amended or supplemented, including any successor regulation or statute thereto.

(vi)           This Loan Agreement and the Borrower Bond have each been duly authorized by the Borrower and duly executed, attested and delivered by Authorized Officers of the Borrower, and the Borrower Bond has been duly sold by the Borrower to the Trust, duly authenticated by the trustee or paying agent, if applicable, under the Borrower Bond Resolution and duly issued by the Borrower in accordance with the terms of the Borrower Bond Resolution; and assuming that the Trust has all the requisite power and authority to authorize, execute, attest and deliver, and has duly authorized, executed, attested and delivered, this Loan Agreement, and assuming further that this Loan Agreement is the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, each of this Loan Agreement and the Borrower Bond constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as the enforcement thereof may be affected by bankruptcy, insolvency or other laws or the application by a court of legal or equitable principles affecting creditors' rights; and the information contained under "Description of Loan" in Exhibit A-2 attached hereto and made a part hereof is true and accurate in all respects.

(b)           Full Disclosure.  There is no fact that the Borrower has not disclosed to the Trust in writing on the Borrower's application for the Loan or otherwise that materially adversely affects or (so far as the Borrower can now foresee) that will materially adversely affect the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System, or the ability of the Borrower to make all Loan Repayments and any other payments required under this Loan Agreement or otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

(c)           Pending Litigation.  There are no proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower in any court or before any governmental authority or arbitration board or tribunal that, if adversely determined, would materially adversely affect (i) the undertaking or completion of the Project, (ii) the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental

Infrastructure System, (iii) the ability of the Borrower to make all Loan Repayments or any other payments required under this Loan Agreement, (iv) the authorization, execution, attestation or delivery of this Loan Agreement or the Borrower Bond, (v) the issuance of the Borrower Bond and the sale thereof to the Trust, (vi) the adoption of the Borrower Bond Resolution, or (vii) the Borrower's ability otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond, which proceedings have not been previously disclosed in writing to the Trust either in the Borrower's application for the Loan or otherwise.

(d)           Compliance with Existing Laws and Agreements.  (i) The authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond by the Borrower, (ii) the authentication of the Borrower Bond by the trustee or paying agent under the Borrower Bond Resolution, as the case may be, and the sale of the Borrower Bond to the Trust, (iii) the adoption of the Borrower Bond Resolution, (iv) the observation and performance by the Borrower of its duties, covenants, obligations and agreements hereunder and thereunder, (v) the consummation of the transactions provided for in this Loan Agreement, the Borrower Bond Resolution and the Borrower Bond, and (vi) the undertaking and completion of the Project will not (A) other than the lien, charge or encumbrance created hereby, by the Borrower Bond, by the Borrower Bond Resolution and by any other outstanding debt obligations of the Borrower that are at parity with the Borrower Bond as to lien on, and source and security for payment thereon from, the revenues of the Borrower's Environmental Infrastructure System, result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Borrower pursuant to, (B) result in any breach of any of the terms, conditions or provisions of, or (C) constitute a default under, any existing resolution, outstanding debt or lease obligation, trust agreement, indenture, mortgage, deed of trust, loan agreement or other instrument to which the Borrower is a party or by which the Borrower, its Environmental Infrastructure System or any of its properties or assets may be bound, nor will such action result in any violation of the provisions of the charter or other document pursuant to which the Borrower was established or any laws, ordinances, injunctions, judgments, decrees, rules, regulations or existing orders of any court or governmental or administrative agency, authority or person to which the Borrower, its Environmental Infrastructure System or its properties or operations is subject.

(e)           No Defaults.  No event has occurred and no condition exists that, upon the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, the issuance of the Borrower Bond and the sale thereof to the Trust, the adoption of the Borrower Bond Resolution or the receipt of the amount of the Loan, would constitute an Event of Default hereunder.  The Borrower is not in violation of, and has not received notice of any claimed violation of, any term of any agreement or other instrument to which it is a party or by which it, its Environmental Infrastructure System or its properties may be bound, which violation would materially adversely affect the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System or the ability of the Borrower to make all Loan Repayments, to pay all other amounts due hereunder or otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

(f)           Governmental Consent.  The Borrower has obtained all permits and approvals required to date by any governmental body or officer for the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, for the issuance of the Borrower Bond and the sale thereof to the Trust, for the adoption of the Borrower Bond Resolution, for the making, observance and performance by the Borrower of its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond and for the undertaking or completion of the Project and the financing or refinancing thereof, including, but not limited to, if required, the approval by the New Jersey Board of Public Utilities (the "BPU") of the issuance by the Borrower of the Borrower Bond to the Trust, as required by Section 9a of the Act, and any other approvals required therefor by the BPU; and the Borrower has complied with all applicable provisions of law requiring any notification, declaration, filing or registration with any governmental body or officer in connection with the making, observance and performance by the Borrower of its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond or with the undertaking or completion of the Project and the financing or refinancing thereof.  No consent, approval or authorization of, or filing, registration or qualification with, any governmental body or officer that has not been obtained is required on the part of the Borrower as a condition to the authorization, execution, attestation and delivery of this Loan Agreement and the Borrower Bond, the issuance of the Borrower Bond and the sale thereof to the Trust, the undertaking or completion of the Project or the consummation of any transaction herein contemplated.

(g)           Compliance with Law.  The Borrower:

(i)           is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would materially adversely affect (A) the ability of the Borrower to conduct its activities or to undertake or complete the Project, (B) the ability of the Borrower to make the Loan Repayments and to pay all other amounts due hereunder, or (C) the condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System; and

(ii)           has obtained all licenses, permits, franchises or other governmental authorizations presently necessary for the ownership of its properties or for the conduct of its activities that, if not obtained, would materially adversely affect (A) the ability of the Borrower to conduct its activities or to undertake or complete the Project, (B) the ability of the Borrower to make the Loan Repayments and to pay all other amounts due hereunder, or (C) the condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System.

(h)           Use of Proceeds.  The Borrower will apply the proceeds of the Loan from the Trust as described in Exhibit B attached hereto and made a part hereof (i) to finance or refinance a portion of the Costs of the Borrower's Project; and (ii) where applicable, to reimburse the Borrower for a portion of the Costs of the Borrower's Project, which portion was paid or incurred in anticipation of reimbursement by the Trust and is eligible for such reimbursement under and pursuant to the Regulations, the Code and any other applicable law.  All of such costs constitute Costs for which the Trust is authorized to make Loans to the Borrower pursuant to the Act and the Regulations.

(i)           Official Statement.  The descriptions and information set forth in the Borrower Appendices, if any, contained in the Official Statement relating to the Borrower, its operations and the transactions contemplated hereby, as of the date of the Official Statement, were and, as of the date of delivery hereof, are true and correct in all material respects, and did not and do not contain any untrue statement of a material fact or omit to state a material fact that is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(j)           Preliminary Official Statement.  As of the date of the Preliminary Official Statement, the descriptions and information set forth in the Borrower Appendices, if any, contained in the Preliminary Official Statement relating to the Borrower, its operations and the transactions contemplated hereby (i) were "deemed final" by the Borrower for the purposes and within the meaning of Rule 15c2-12 and (ii) were true and correct in all material respects, and did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

SECTION 2.02.  Particular Covenants of Borrower.

(a)           Promise to Pay.  The Borrower unconditionally and irrevocably promises, in accordance with the terms of and to the extent provided in the Borrower Bond Resolution, to make punctual payment of the principal and redemption premium, if any, of the Loan and the Borrower Bond, the Interest on the Loan, the Interest on the Borrower Bond and all other amounts due under this Loan Agreement and the Borrower Bond according to their respective terms.

(b)           Performance Under Loan Agreement; Rates.  The Borrower covenants and agrees (i) to comply with all applicable State and federal laws, rules and regulations in the performance of this Loan Agreement; (ii) to maintain its Environmental Infrastructure System in good repair and operating condition; (iii) to cooperate with the Trust in the observance and performance of the respective duties, covenants, obligations and agreements of the Borrower and the Trust under this Loan Agreement; and (iv) to establish, levy and collect rents, rates and other charges for the products and services provided by its Environmental Infrastructure System, which rents, rates and other charges shall be at least sufficient to comply with all covenants pertaining thereto contained in, and all other provisions of, any bond resolution, trust indenture or other security agreement, if any, relating to any bonds, notes or other evidences of indebtedness issued or to be issued by the Borrower, including without limitation rents, rates and other charges, together with other available moneys, sufficient to pay the principal of and Interest on the Borrower Bond, plus all other amounts due hereunder.

(c)           Borrower Bond; No Prior Liens. Except for (i) the Borrower Bond, (ii) any bonds or notes at parity with the Borrower Bond and currently outstanding or issued on the date hereof, (iii) any future bonds or notes of the Borrower issued under the Borrower Bond Resolution at parity with the Borrower Bond, and (iv) any Permitted Encumbrances (as defined in the Borrower Bond Resolution), the assets of the Borrower that are subject to the Borrower Bond

Resolution are and will be free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, or of equal rank with, the Borrower Bond, and all corporate or other action on the part of the Borrower to that end has been and will be duly and validly taken.

(d)           Completion of Project and Provision of Moneys Therefor.  The Borrower covenants and agrees (i) to exercise its best efforts in accordance with prudent environmental infrastructure utility practice to complete the Project and to accomplish such completion on or before the estimated Project completion date set forth in Exhibit G hereto and made a part hereof; (ii) to comply with the terms and provisions contained in Exhibit G hereto; and (iii) to provide from its own fiscal resources all moneys, in excess of the total amount of loan proceeds it receives under the Loan and Fund Loan, required to complete the Project.

(e)           See Section 2.02(e) as set forth in Schedule A attached hereto, made a part hereof and incorporated in this Section 2.02(e) by reference as if set forth in full herein.

(f)           Exclusion of Interest from Federal Gross Income and Compliance with Code.

(i)             The Borrower covenants and agrees that it shall not take any action or omit to take any action that would result in the loss of the exclusion of the interest on any Trust Bonds now or hereafter issued from gross income for purposes of federal income taxation as that status is governed by Section 103(a) of the Code.

(ii)            The Borrower shall not directly or indirectly use or permit the use of any proceeds of the Trust Bonds (or amounts replaced with such proceeds) or any other funds or take any action or omit to take any action that would cause the Trust Bonds (assuming solely for this purpose that the proceeds of the Trust Bonds loaned to the Borrower represent all of the proceeds of the Trust Bonds) to be "arbitrage bonds" within the meaning of Section 148(a) of the Code.

(iii)           The Borrower shall not directly or indirectly use or permit the use of any proceeds of the Trust Bonds to pay the principal of or the interest or redemption premium on or any other amount in connection with the retirement or redemption of any issue of state or local governmental obligations ("refinancing of indebtedness"), unless the Borrower shall (A) establish to the satisfaction of the Trust, prior to the issuance of the Trust Bonds, that such refinancing of indebtedness will not adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Trust Bonds, and (B) provide to the Trust an opinion of Bond Counsel to that effect in form and substance satisfactory to the Trust.

(iv)           The Borrower shall not directly or indirectly use or permit the use of any proceeds of the Trust Bonds to reimburse the Borrower for an expenditure with respect to Costs of the Borrower's Project paid by the Borrower prior to the issuance of the Trust Bonds, unless (A) the allocation by the Borrower of the proceeds of the Trust Bonds to reimburse such expenditure complies with the requirements of Treasury Regulations §1.150-2 necessary to enable the reimbursement allocation to be treated as an expenditure of the proceeds of the Trust Bonds for purposes of applying Sections 103 and 141-150, inclusive, of the Code, or (B) such proceeds of the Trust Bonds will be used for refinancing of indebtedness that was used to pay Costs of the Borrower's Project or to reimburse the Borrower for expenditures with respect to Costs of the Borrower's Project paid by the Borrower prior to the issuance of such indebtedness in accordance with a reimbursement allocation for such expenditures that complies with the requirements of Treasury Regulations §1.150-2.

(v)            The Borrower shall not directly or indirectly use or permit the use of any proceeds of the Trust Bonds to pay any Costs of the Borrower's Project that does not constitute a "capital expenditure" within the meaning of Treasury Regulations §1.150-1.

(vi)           The Borrower shall not use the proceeds of the Trust Bonds (assuming solely for this purpose that the proceeds of the Trust Bonds loaned to the Borrower represent all of the proceeds of the Trust Bonds) in any manner that would cause the Trust Bonds to be considered "federally guaranteed" within the meaning of Section 149(b) of the Code or "hedge bonds" within the meaning of Section 149(g) of the Code.

(vii)          The Borrower shall not issue any debt obligations that (A) are sold at substantially the same time as the Trust Bonds and finance or refinance the Loan made to the Borrower, (B) are sold pursuant to the same plan of financing as the Trust Bonds and finance or refinance the Loan made to the Borrower, and (C) are reasonably expected to be paid out of substantially the same source of funds as the Trust Bonds and finance or refinance the Loan made to the Borrower.

(viii)         Neither the Borrower nor any "related party" (within the meaning of Treasury Regulations §1.150-1) shall purchase Trust Bonds in an amount related to the amount of the Loan.

(ix)           The Borrower will not issue or permit to be issued obligations that will constitute an "advance refunding" of the Borrower Bond within the meaning of Section 149(d)(5) of the Code without the express written consent of the Trust, which consent may only be delivered by the Trust after the Trust has received notice from the Borrower of such contemplated action no later than sixty (60) days prior to any such contemplated action, and which consent is in the sole discretion of the Trust.

(x)            See Section 2.02(f)(x) as set forth in Schedule A attached hereto, made a part hereof and incorporated in this Section 2.02(f)(x) by reference as if set forth in full herein.

(xi)            No "gross proceeds" of the Trust Bonds held by the Borrower (other than amounts in a "bona fide debt service fund") will be held in a "commingled fund" (as such terms are defined in Treasury Regulations §1.148-1(b)).

(xii)           Based upon all of the objective facts and circumstances in existence on the date of issuance of the Trust Bonds used to finance the Project, (A) within six months of the date of issuance of the Trust Bonds used to finance the Project, the Borrower will incur a substantial binding obligation to a third party to expend on the Project at least five percent (5%) of the "net sale proceeds" (within the meaning of Treasury Regulations §1.148-1) of the Loan used to finance the Project (treating an obligation as not being binding if it is subject to contingencies within the control of the Borrower, the Trust or a "related party" (within the meaning of Treasury Regulations §1.150-1)), (B) completion of the Project and the allocation to expenditures of the "net sale proceeds" of the Loan used to finance the Project will proceed with due diligence, and (C) all of the proceeds of the Loan used to finance the Project (other than amounts deposited into the Debt Service Reserve Fund (to the extent the Trust establishes a Debt Service Reserve Fund pursuant to the Bond Resolution) allocable to that portion of the Loan used to finance reserve capacity, if any) and investment earnings thereon will be spent prior to the period ending three (3) years subsequent to the date of issuance of the Trust Bonds used to finance the Project.  Accordingly, the proceeds of the Loan deposited in the Project Loan Account used to finance the Project will be eligible for the 3-year arbitrage temporary period since the expenditure test, time test and due diligence test, as set forth in Treasury Regulations §1.148-2(e)(2), will be satisfied.

(xiii)          The weighted average maturity of the Loan does not exceed 120% of the average reasonably expected economic life of the Project financed or refinanced with the Loan, determined in the same manner as under Section 147(b) of the Code.  Accordingly, the term of the Loan will not be longer than is reasonably necessary for the governmental purposes of the Loan within the meaning of Treasury Regulations §1.148-1(c)(4).

For purposes of this subsection and subsection (h) of this Section 2.02, quoted terms shall have the meanings given thereto by Section 148 of the Code, including, particularly, Treasury Regulations §§1.148-1 through 1.148-11, inclusive, as supplemented or amended, to the extent applicable to the Trust Bonds, and any successor Treasury Regulations applicable to the Trust Bonds.

(g)           Operation and Maintenance of Environmental Infrastructure System.  The Borrower covenants and agrees that it shall, in accordance with prudent environmental infrastructure utility practice, (i) at all times operate the properties of its Environmental Infrastructure System and any business in connection therewith in an efficient manner, (ii) maintain its Environmental Infrastructure System in good repair, working order and operating condition, and (iii) from time to time make all necessary and proper repairs, renewals, replacements, additions, betterments and improvements with respect to its Environmental Infrastructure System so that at all times the business carried on in connection therewith shall be properly and advantageously conducted.

(h)           Records and Accounts.

(i)            The Borrower shall keep accurate records and accounts for its Environmental Infrastructure System (the "System Records") separate and distinct from its other records and accounts (the "General Records").  Such System Records shall be audited annually by an independent certified public accountant, which may be part of the annual audit of the General Records of the Borrower.  Such System Records and General

Records shall be made available for inspection by the Trust at any reasonable time upon prior written notice, and a copy of such annual audit(s) therefor, including all written comments and recommendations of such accountant, shall be furnished to the Trust within 150 days of the close of the fiscal year being so audited or, with the consent of the Trust, such additional period as may be provided by law.

(ii)           Unless otherwise advised in writing by the Trust, in furtherance of the covenant of the Borrower contained in subsection (f) of this Section 2.02 not to cause the Trust Bonds to be arbitrage bonds, the Borrower shall keep, or cause to be kept, accurate records of each investment it makes in any "nonpurpose investment" acquired with, or otherwise allocated to, "gross proceeds" of the Trust Bonds not held by the Trustee and each "expenditure" it makes allocated to "gross proceeds" of the Trust Bonds.  Such records shall include the purchase price, including any constructive "payments" (or in the case of a "payment" constituting a deemed acquisition of a "nonpurpose investment" (e.g., a "nonpurpose investment" first allocated to "gross proceeds" of the Trust Bonds after it is actually acquired because it is deposited in a sinking fund for the Trust Bonds)), the "fair market value" of the "nonpurpose investment" on the date first allocated to the "gross proceeds" of the Trust Bonds, nominal interest rate, dated date, maturity date, type of property, frequency of periodic payments, period of compounding, yield to maturity, amount actually or constructively received on disposition (or in the case of a "receipt" constituting a deemed disposition of a "nonpurpose investment" (e.g., a "nonpurpose investment" that ceases to be allocated to the "gross proceeds" of the Trust Bonds because it is removed from a sinking fund for the Trust Bonds)), the "fair market value" of the "nonpurpose investment" on the date it ceases to be allocated to the "gross proceeds" of the Trust Bonds, the purchase date and disposition date of the "nonpurpose investment" and evidence of the "fair market value" of such property on the purchase date and disposition date (or deemed purchase or disposition date) for each such "nonpurpose investment".  The purchase date, disposition date and the date of determination of "fair market value" shall be the date on which a contract to purchase or sell the "nonpurpose investment" becomes binding, i.e., the trade date rather than the settlement date.  For purposes of the calculation of purchase price and disposition price, brokerage or selling commissions, administrative expenses or similar expenses shall not increase the purchase price of an item and shall not reduce the amount actually or constructively received upon disposition of an item, except to the extent such costs constitute "qualified administrative costs".

(iii)           Within thirty (30) days of the last day of the fifth and each succeeding fifth "bond year" (which, unless otherwise advised by the Trust, shall be the five-year period ending on the date five years subsequent to the date immediately preceding the date of issuance of the Trust Bonds and each succeeding fifth "bond year") and within thirty (30) days of the date the last bond that is part of the Trust Bonds is discharged (or on any other periodic basis requested in writing by the Trust), the Borrower shall (A) calculate, or cause to be calculated, the "rebate amount" as of the "computation date" or "final computation date" attributable to any "nonpurpose investment" made by the Borrower and (B) remit the following to the Trust:  (1) an amount of money that when added to the "future value" as of the "computation date" of any previous payments made to the Trust on account of rebate equals the "rebate amount", (2) the calculations supporting the "rebate amount" attributable to any "nonpurpose investment" made by the Borrower allocated to "gross proceeds" of the Trust Bonds, and (3) any other information requested by the Trust relating to compliance with Section 148 of the Code (e.g., information related to any "nonpurpose investment" of the Borrower for purposes of application of the "universal cap").

(iv)           The Borrower covenants and agrees that it will account for "gross proceeds" of the Trust Bonds, investments allocable to the Trust Bonds and expenditures of "gross proceeds" of the Trust Bonds in accordance with Treasury Regulations §1.148-6.  All allocations of "gross proceeds" of the Trust Bonds to expenditures will be recorded on the books of the Borrower kept in connection with the Trust Bonds no later than 18 months after the later of the date the particular Costs of the Borrower's Project is paid or the date the portion of the project financed by the Trust Bonds is placed in service.  All allocations of proceeds of the Trust Bonds to expenditures will be made no later than the date that is 60 days after the fifth anniversary of the date the Trust Bonds are issued or the date 60 days after the retirement of the Trust Bonds, if earlier.  Such records and accounts will include the particular Cost paid, the date of the payment and the party to whom the payment was made.

(v)            From time to time as directed by the Trust, the Borrower shall provide to the Trust a written report demonstrating compliance by the Borrower with the provisions of Section 2.02(f) of this Loan Agreement, each such written report to be submitted by the Borrower to the Trust in the form of a full and complete written response to a questionnaire provided by the Trust to the Borrower.  Each such questionnaire shall be provided by the Trust to the Borrower not less than fourteen (14) days prior to the date established by the Trust for receipt from the Borrower of the full and complete written response to the questionnaire.

(i)           Inspections; Information.  The Borrower shall permit the Trust and the Trustee and any party designated by any of such parties, at any and all reasonable times during construction of the Project and thereafter upon prior written notice, to examine, visit and inspect the property, if any, constituting the Project and to inspect and make copies of any accounts, books and records, including (without limitation) its records regarding receipts, disbursements, contracts, investments and any other matters relating thereto and to its financial standing, and shall supply such reports and information as the Trust and the Trustee may reasonably require in connection therewith.

(j)           Insurance.  The Borrower shall maintain or cause to be maintained, in force, insurance policies with responsible insurers or self-insurance programs providing against risk of direct physical loss, damage or destruction of its Environmental Infrastructure System at least to the extent that similar insurance is usually carried by utilities constructing, operating and maintaining Environmental Infrastructure Facilities of the nature of the Borrower's Environmental Infrastructure System, including liability coverage, all to the extent available at reasonable cost but in no case less than will satisfy all applicable regulatory requirements.

(k)           Costs of Project.  The Borrower certifies that the building cost of the Project, as listed in Exhibit B hereto and made a part hereof, is a reasonable and accurate estimation thereof, and it will supply to the Trust a certificate from a licensed professional engineer authorized to practice in the State stating that such building cost is a reasonable and accurate estimation and that the useful life of the Project exceeds the maturity date of the Borrower Bond.

(l)           Delivery of Documents.  Concurrently with the delivery of this Loan Agreement (as previously authorized, executed and attested) at the Loan Closing, the Borrower will cause to be delivered to the Trust and the Trustee each of the following items:

(i)            an opinion of the Borrower's bond counsel substantially in the form of Exhibit E hereto; provided, however, that the Trust may permit portions of such opinion to be rendered by general counsel to the Borrower and may permit variances in such opinion from the form set forth in Exhibit E if, in the opinion of the Trust, such variances are not to the material detriment of the interests of the holders of the Trust Bonds;

(ii)            counterparts of this Loan Agreement as previously executed and attested by the parties hereto;

(iii)           copies of those resolutions finally adopted by the board of directors of the Borrower and requested by the Trust, including, without limitation, (A) the resolution of the Borrower authorizing the execution, attestation and delivery of this Loan Agreement, (B) the Borrower Bond Resolution, as amended and supplemented as of the date of the Loan Closing, authorizing the execution, attestation, authentication, sale and delivery of the Borrower Bond to the Trust, (C) the resolution of the Borrower, if any, confirming the details of the sale of the Borrower Bond to the Trust, (D) the resolution of the Borrower, if any, declaring its official intent to reimburse expenditures for the Costs of the Project from the proceeds of the Trust Bonds, each of said resolutions of the Borrower being certified by an Authorized Officer of the Borrower as of the date of the Loan Closing, (E) the resolution of the BPU approving the issuance by the Borrower of the Borrower Bond to the Trust and setting forth any other approvals required therefor by the BPU, if applicable, and (F) any other Proceedings;

(iv)           if the Loan is being made to reimburse the Borrower for all or a portion of the Costs of the Borrower's Project or to refinance indebtedness or reimburse the Borrower for the repayment of indebtedness previously incurred by the Borrower to finance all or a portion of the Costs of the Borrower's Project, an opinion of Bond Counsel, in form and substance satisfactory to the Trust, to the effect that such reimbursement or refinancing will not adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Trust Bonds; and

(v)            the certificates of insurance coverage as required pursuant to the terms of Section 3.06(d) hereof and such other certificates, documents, opinions and information as the Trust may require in Exhibit F hereto, if any.

(m)           Execution and Delivery of Borrower Bond.  Concurrently with the delivery of this Loan Agreement at the Loan Closing, the Borrower shall also deliver to the Trust the Borrower Bond, as previously executed, attested and, if applicable, authenticated, upon the receipt of a written certification of the Trust that a portion of the net proceeds of the Trust Bonds shall be deposited in the Project Loan Account simultaneously with the delivery of the Borrower Bond.

(n)           Notice of Material Adverse Change.  The Borrower shall promptly notify the Trust of any material adverse change in the properties, activities, prospects or condition (financial or otherwise) of the Borrower or its Environmental Infrastructure System, or in the ability of the Borrower to make all Loan Repayments and otherwise to observe and perform its duties, covenants, obligations and agreements under this Loan Agreement and the Borrower Bond.

(o)           Continuing Representations.  The representations of the Borrower contained herein shall be true at the time of the execution of this Loan Agreement and at all times during the term of this Loan Agreement.

(p)           Continuing Disclosure Covenant.  To the extent that the Trust, in its sole discretion, determines, at any time prior to the termination of the Loan Term, that the Borrower is a material "obligated person", as the term "obligated person" is defined in Rule 15c2-12, with materiality being determined by the Trust pursuant to criteria established, from time to time, by the Trust in its sole discretion and set forth in a bond resolution or official statement of the Trust, the Borrower hereby covenants that it will authorize and provide to the Trust, for inclusion in any preliminary official statement or official statement of the Trust, all statements and information relating to the Borrower deemed material by the Trust for the purpose of satisfying Rule 15c2-12 as well as Rule 10b-5 promulgated pursuant to the Securities Exchange Act of 1934, as amended or supplemented, including any successor regulation or statute thereto ("Rule 10b-5"), including certificates and written representations of the Borrower evidencing its compliance with Rule 15c2-12 and Rule 10b-5; and the Borrower hereby further covenants that the Borrower shall execute and deliver the Continuing Disclosure Agreement, in substantially the form attached hereto as Exhibit H, with such revisions thereto prior to execution and delivery thereof as the Trust shall determine to be necessary, desirable or convenient, in its sole discretion, for the purpose of satisfying Rule 15c2-12 and the purposes and intent thereof, as Rule 15c2-12, its purposes and intent may hereafter be interpreted from time to time by the SEC or any court of competent jurisdiction; and pursuant to the terms and provisions of the Continuing Disclosure Agreement, the Borrower shall thereafter provide on-going disclosure with respect to all statements and information relating to the Borrower in satisfaction of the requirements set forth in Rule 15c2-12 and Rule 10b-5, including, without limitation, the provision of certificates and written representations of the Borrower evidencing its compliance with Rule 15c2-12 and Rule 10b-5.

(q)           Additional Covenants and Requirements.  (i) No later than the Loan Closing and, if necessary, in connection with the Trust's issuance of the Trust Bonds or the making of the Loan, additional covenants and requirements have been included in Exhibit F hereto and made a part hereof.  Such covenants and requirements may include, but need not be limited to, the maintenance of specified levels of Environmental Infrastructure System rates, the issuance of additional debt of the Borrower, the use by or on behalf of the Borrower of certain proceeds of the Trust Bonds as such use relates to the exclusion from gross income for federal income tax purposes of the interest on any Trust Bonds, the transfer of revenues and receipts from the Borrower's Environmental Infrastructure System, compliance with Rule 15c2-12, Rule 10b-5 and any other applicable federal or State securities laws, and matters in connection with the appointment of the Trustee under the Bond Resolution and any successors thereto.  The Borrower hereby agrees to observe and comply with each such additional covenant and requirement, if any, included in Exhibit F hereto.  (ii) Additional defined terms, covenants, representations and requirements have been included in Schedule A attached hereto and made a part hereof.  Such additional defined terms, covenants, representations and requirements are incorporated in this Loan Agreement by reference thereto as if set forth in full herein and the Borrower hereby agrees to observe and comply with each such additional term, covenant, representation and requirement included in Schedule A as if the same were set forth in its entirety where reference thereto is made in this Loan Agreement.

ARTICLE III

LOAN TO BORROWER; AMOUNTS PAYABLE; GENERAL AGREEMENTS

SECTION 3.01.  Loan; Loan Term.  The Trust hereby agrees to make the Loan as described in Exhibit A-2 hereof and to disburse proceeds of the Loan to the Borrower in accordance with Section 3.02 and Exhibit C hereof, and the Borrower hereby agrees to borrow and accept the Loan from the Trust upon the terms set forth in Exhibit A-2 attached hereto and made a part hereof; provided, however, that the Trust shall be under no obligation to make the Loan if (a) at the Loan Closing, the Borrower does not deliver to the Trust a Borrower Bond and such other documents required under Section 2.02(l) hereof, or (b) an Event of Default has occurred and is continuing under the Bond Resolution or this Loan Agreement.  Although the Trust intends to disburse proceeds of the Loan to the Borrower at the times and up to the amounts set forth in Exhibit C to pay a portion of the Costs of the Project, due to unforeseen circumstances there may not be a sufficient amount on deposit in the Project Fund on any date to make the disbursement in such amount.  Nevertheless, the Borrower agrees that the amount actually deposited in the Project Loan Account at the Loan Closing plus the Borrower's allocable share of (i) certain costs of issuance and underwriter's discount for all Trust Bonds issued to finance the Loan; (ii) capitalized interest during the Project construction period, if applicable; and (iii) that portion of the Debt Service Reserve Fund (to the extent the Trust establishes a Debt Service Reserve Fund pursuant to the Bond Resolution) attributable to the cost of funding reserve capacity for the Project, if applicable, shall constitute the initial principal amount of the Loan (as the same may be adjusted downward in accordance with the definition thereof), and neither the Trust nor the Trustee shall have any obligation thereafter to loan any additional amounts to the Borrower.

The Borrower shall use the proceeds of the Loan strictly in accordance with Section 2.01(h) hereof.

The payment obligations created under this Loan Agreement and the obligations to pay the principal of the Borrower Bond, Interest on the Borrower Bond and other amounts due under the Borrower Bond are each direct, general, irrevocable and unconditional obligations of the Borrower payable from any source legally available to the Borrower in accordance with the terms of and to the extent provided in the Borrower Bond Resolution.

SECTION 3.02.  Disbursement of Loan Proceeds.  (a) The Trustee, as the agent of the Trust, shall disburse the amounts on deposit in the Project Loan Account to the Borrower upon receipt of a requisition executed by an Authorized Officer of the Borrower, and approved by the Trust, in a form meeting the requirements of Section 5.02(3) of the Bond Resolution.

(b)           The Trust and Trustee shall not be required to disburse any Loan proceeds to the Borrower under this Loan Agreement, unless:

(i)             the proceeds of the Trust Bonds shall be available for disbursement, as determined solely by the Trust;

(ii)            in accordance with the Bond Act, and the Regulations, the Borrower shall have timely applied for, shall have been awarded and, prior to or simultaneously with the Loan Closing, shall have closed a Fund Loan for a portion of the Allowable Costs (as defined in such Regulations) of the Project in an amount not in excess of the amount of Allowable Costs of the Project financed by the Loan from the Trust;

(iii)           the Borrower shall have on hand moneys to pay for the greater of (A) that portion of the total Costs of the Project that is not eligible to be funded from the Fund Loan or the Loan, or (B) that portion of the total Costs of the Project that exceeds the actual amounts of the loan commitments made by the State and the Trust, respectively, for the Fund Loan and the Loan; and

(iv)           no Event of Default nor any event that, with the passage of time or service of notice or both, would constitute an Event of Default shall have occurred and be continuing hereunder.

SECTION 3.03.  Amounts Payable.  (a) The Borrower shall repay the Loan in installments payable to the Trustee as follows:

(i)             the principal of the Loan shall be repaid annually on the Principal Payment Dates, in accordance with the schedule set forth in Exhibit A-2 attached hereto and made a part hereof, as the same may be amended or modified by any credits applicable to the Borrower as set forth in the Bond Resolution;

(ii)            the Interest Portion described in clause (i) of the definition thereof shall be paid semiannually on the Interest Payment Dates, in accordance with the schedule set forth in Exhibit A-2 attached hereto and made a part hereof, as the same may be amended or modified by any credits applicable to the Borrower as set forth in the Bond Resolution; and

(iii)           the Interest Portion described in clause (ii) of the definition thereof shall be paid upon the date of optional redemption or acceleration, as the case may be, of the Trust Bonds allocable to any prepaid or accelerated Trust Bond Loan Repayment.

The obligations of the Borrower under the Borrower Bond shall be deemed to be amounts payable under this Section 3.03.  Each Loan Repayment, whether satisfied through a direct payment by the Borrower to the Trustee or (with respect to the Interest Portion) through the use of Trust Bond proceeds and income thereon on deposit in the Interest Account (as defined in the Bond Resolution) to pay interest on the Trust Bonds, shall be deemed to be a credit against the corresponding obligation of the Borrower under this Section 3.03 and shall fulfill the Borrower's obligation to pay such amount hereunder and under the Borrower Bond.  Each payment made to the Trustee pursuant to this Section 3.03 shall be applied first to the Interest Portion then due and payable, second to the principal of the Loan then due and payable, third to the payment of the Administrative Fee, and finally to the payment of any late charges hereunder.

(b)           The Interest on the Loan described in clause (iii) of the definition thereof shall (i) consist of a late charge for any Trust Bond Loan Repayment that is received by the Trustee later than the tenth (10th) day following its due date and (ii) be payable immediately thereafter in an amount equal to the greater of twelve percent (12%) per annum or the Prime Rate plus one half of one percent per annum on such late payment from its due date to the date it is actually paid; provided, however, that the rate of Interest on the Loan, including, without limitation, any late payment charges incurred hereunder, shall not exceed the maximum interest rate permitted by law.

(c)           The Borrower shall receive, as a credit against its semiannual payment obligations of the Interest Portion, the amounts certified by the Trust pursuant to Section 5.10 of the Bond Resolution.  Such amounts shall represent the Borrower's allocable share of the interest earnings on certain funds and accounts established under the Bond Resolution, calculated in accordance with Section 5.10 of the Bond Resolution.

(d)           In accordance with the provisions of the Bond Resolution, the Borrower shall receive, as a credit against its Trust Bond Loan Repayments, the amounts set forth in the certificate of the Trust filed with the Trustee pursuant to Section 5.02(4) of the Bond Resolution.

(e)           The Interest on the Loan described in clause (ii) of the definition thereof shall be paid by the Borrower in the amount of one-half of the Administrative Fee, if any, to the Trustee on each Interest Payment Date, commencing with the first Interest Payment Date subsequent to the Loan Closing.

(f)           The Borrower hereby agrees to pay to the Trust at the Loan Closing a “Security Review Fee” in the amount necessary to reimburse the Trust for all of its costs and expenses incurred in connection with reviewing the additional security securing the Trust Loan as set forth in Exhibit F hereto, if any, including without limitation the fees and expenses of any professional advisers hired by the Trust in connection therewith.

SECTION 3.03A.  Amounts on Deposit in Project Loan Account after Completion of Draw Schedule.  (a) If, on the date which is one hundred eighty (180) days following the final date for which a disbursement of Loan proceeds is scheduled to be made pursuant to Exhibit C hereto, any amounts remain on deposit in the Borrower’s Project Loan Account, the Borrower must provide to the Trust and the Department a certificate of an Authorized Officer of the Borrower (i) stating that the Borrower has not yet completed the Project, (ii) stating that the Borrower intends to complete the Project, (iii) setting forth the amount of remaining Loan Proceeds required to complete the Project, and (iv) providing a revised draw schedule, in a form similar to Exhibit C hereto and approved by the Department.

(b)           If, on the date which is one hundred eighty (180) days following the final date for which a disbursement of Loan proceeds is scheduled to be made pursuant to a revised draw schedule certified to the Trust and the Department in accordance with Section 3.03A(a) hereof, any amounts remain on deposit in the Borrower’s Project Loan Account, the Borrower must provide to the Trust and the Department a certificate of an Authorized Officer of the Borrower (i) stating that the Borrower has not yet completed the Project, (ii) stating that the Borrower intends to complete the Project, (iii) setting forth the amount of remaining Loan Proceeds required to complete the Project, and (iv) providing a revised draw schedule, in a form similar to Exhibit C hereto and approved by the Department.

(c)           If the Borrower fails to provide the certificate described in paragraphs (a) or (b) of this Section 3.03A, when due, or if such certificate states that the Borrower does not require all or any portion of the amount on deposit in the Project Loan Account to complete the Project, such amounts on deposit in the Project Loan Account which are not certified by an Authorized Officer of the Borrower as being required to complete the Project (“Excess Project Funds”) shall be applied as follows:

(i)             If the Excess Project Funds are less than or equal to the greater of (A) $250,000 or (B) the amount of Loan Repayments due from the Borrower to the Trust in the next succeeding calendar year, the Excess Project Funds shall be applied by the Trust toward the Borrower’s obligation to make the Loan Repayments next coming due; or

(ii)            If the Excess Project Funds are greater than the greater of (A) $250,000 or (B) the amount of Loan Repayments due from the Borrower to the Trust in the next succeeding calendar year, the Excess Project Funds shall be applied by the Trust as a prepayment of the Borrower’s Loan Repayments, and shall be applied to the principal payments (including premium, if any) on the Loan in inverse order of their maturity.

SECTION 3.04.  Unconditional Obligations.  The obligation of the Borrower to make the Loan Repayments and all other payments required hereunder and the obligation to perform and observe the other duties, covenants, obligations and agreements on its part contained herein shall be absolute and unconditional, and shall not be abated, rebated, set-off, reduced, abrogated, terminated, waived, diminished, postponed or otherwise modified in any manner or to any extent whatsoever while any Trust Bonds remain outstanding or any Loan Repayments remain unpaid, for any reason, regardless of any contingency, act of God, event or cause whatsoever, including (without limitation) any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, the taking by eminent domain or destruction of or damage to the Project or Environmental Infrastructure System, commercial frustration of the purpose, any change in the laws of the United States of America or of the State or any political subdivision of either or in the rules or regulations of any governmental authority, any failure of the Trust or the Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Project, this Loan Agreement or the Bond Resolution, or any rights of set-off, recoupment, abatement or counterclaim that the Borrower might otherwise have against the Trust, the Trustee or any other party or parties; provided, however, that payments hereunder shall not constitute a waiver of any such rights.  The Borrower shall not be obligated to make any payments required to be made by any other Borrowers under separate Loan Agreements or the Bond Resolution.

The Borrower acknowledges that payment of the Trust Bonds by the Trust, including payment from moneys drawn by the Trustee from the Debt Service Reserve Fund (to the extent the Trust establishes a Debt Service Reserve Fund pursuant to the Bond Resolution), does not constitute payment of the amounts due under this Loan Agreement and the Borrower Bond.  If at any time the amount in the Debt Service Reserve Fund shall be less than the Debt Service Reserve Requirement as the result of any transfer of moneys from the Debt Service Reserve Fund to the Debt Service Fund (as all such terms are defined in the Bond Resolution) as the result of a failure by the Borrower to make any Trust Bond Loan Repayments required hereunder, the Borrower agrees to replenish (i) such moneys so transferred and (ii) any deficiency arising from losses incurred in making such transfer as the result of the liquidation by the Trust of Investment Securities (as defined in the Bond Resolution) acquired as an investment of moneys in the Debt Service Reserve Fund, by making payments to the Trust in equal monthly installments for the lesser of six (6) months or the remaining term of the Loan at an interest rate to be determined by the Trust necessary to make up any loss caused by such deficiency.

The Borrower acknowledges that payment of the Trust Bonds from moneys that were originally received by the Trustee from repayments by the Borrowers of loans made to the Borrowers by the State, acting by and through the Department, pursuant to loan agreements dated as of November 1, 2007 by and between the Borrowers and the State, acting by and through the Department, to finance or refinance a portion of the Costs of the Environmental Infrastructure Facilities of the Borrowers, and which moneys were upon such receipt by the Trustee deposited in the Trust Bonds Security Account (as defined in the Bond Resolution), does not constitute payment of the amounts due under this Loan Agreement and the Borrower Bond.

SECTION 3.05.  Loan Agreement to Survive Bond Resolution and Trust Bonds.  The Borrower acknowledges that its duties, covenants, obligations and agreements hereunder shall survive the discharge of the Bond Resolution applicable to the Trust Bonds and shall survive the payment of the principal and redemption premium, if any, of and the interest on the Trust Bonds until the Borrower can take no action or fail to take any action that could adversely affect the exclusion from gross income of the interest on the Trust Bonds for purposes of federal income taxation, at which time such duties, covenants, obligations and agreements hereunder shall, except for those set forth in Sections 3.06(a) and (b) hereof, terminate.

SECTION 3.06.  Disclaimer of Warranties and Indemnification.  (a) The Borrower acknowledges and agrees that (i) neither the Trust nor the Trustee makes any warranty or representation, either express or implied, as to the value, design, condition, merchantability or fitness for particular purpose or fitness for any use of the Environmental Infrastructure System or the Project or any portions thereof or any other warranty or representation with respect thereto; (ii) in no event shall the Trust or the Trustee or their respective agents be liable or responsible for any incidental, indirect, special or consequential damages in connection with or arising out of this Loan Agreement or the Project or the existence, furnishing, functioning or use of the Environmental Infrastructure System or the Project or any item or products or services provided for in this Loan Agreement; and (iii) to the fullest extent permitted by law, the Borrower shall indemnify and hold the Trust and the Trustee harmless against, and the Borrower shall pay any and all, liability, loss, cost, damage, claim, judgment or expense of any and all kinds or nature and however arising and imposed by law, which the Trust and the Trustee may sustain, be subject to or be caused to incur by reason of any claim, suit or action based upon personal injury, death or damage to property, whether real, personal or mixed, or upon or arising out of contracts entered into by the Borrower, the Borrower's ownership of the Environmental Infrastructure System or the Project, or the acquisition, construction or installation of the Project.

(b)           It is mutually agreed by the Borrower, the Trust and the Trustee that the Trust and its officers, agents, servants or employees shall not be liable for, and shall be indemnified and saved harmless by the Borrower in any event from, any action performed under this Loan Agreement and any claim or suit of whatsoever nature, except in the event of loss or damage resulting from their own negligence or willful misconduct.  It is further agreed that the Trustee and its directors, officers, agents, servants or employees shall not be liable for, and shall be indemnified and saved harmless by the Borrower in any event from, any action performed pursuant to this Loan Agreement, except in the event of loss or damage resulting from their own negligence or willful misconduct.

(c)           The Borrower and the Trust agree that all claims shall be subject to and governed by the provisions of the New Jersey Contractual Liability Act, N.J.S.A. 59:13-1 et seq. (except for N.J.S.A. 59:13-9 thereof), although such Act by its express terms does not apply to claims arising under contract with the Trust.

(d)           In connection with its obligation to provide the insurance required under Section 2.02(j) hereof:  (i) the Borrower shall include, or cause to be included, the Trust and its directors, employees and officers as additional "named insureds" on (A) any certificate of liability insurance procured by the Borrower (or other similar document evidencing the liability insurance coverage procured by the Borrower) and (B) any certificate of liability insurance procured by any contractor or subcontractor for the Project, and from the later of the date of the Loan Closing or the date of the initiation of construction of the Project until the date the Borrower receives the written certificate of Project completion from the Trust, the Borrower shall maintain said liability insurance covering the Trust and said directors, employees and officers in good standing; and (ii) the Borrower shall include the Trust as an additional "named insured" on any certificate of insurance providing against risk of direct physical loss, damage or destruction of the Environmental Infrastructure System, and during the Loan Term the Borrower shall maintain said insurance covering the Trust in good standing.

The Borrower shall provide the Trust with a copy of each of any such original, supplemental, amendatory or reissued certificates of insurance (or other similar documents evidencing the insurance coverage) required pursuant to this Section 3.06(d).

SECTION 3.07.  Option to Prepay Loan Repayments.  The Borrower may prepay the Trust Bond Loan Repayments, in whole or in part (but if in part, in the amount of $100,000 or any integral multiple thereof), upon prior written notice to the Trust and the Trustee not less than ninety (90) days in addition to the number of days' advance notice to the Trustee required for any optional redemption of the Trust Bonds, and upon payment by the Borrower to the Trustee of amounts that, together with investment earnings thereon, will be sufficient to pay the principal amount of the Trust Bond Loan Repayments to be prepaid plus the Interest Portion described in clause (ii) of the definition thereof on any such date of redemption; provided, however, that, with respect to any prepayment other than those required by Section 3.03A hereof, any such full or partial prepayment may only be made (i) if the Borrower is not then in arrears on its Fund Loan, (ii) if the Borrower is contemporaneously making a full or partial prepayment of the Fund Loan such that, after the prepayment of the Loan and the Fund Loan, the Trust, in its sole discretion, determines that the interests of the owners of the Trust Bonds are not adversely affected by such prepayments, and (iii) upon the prior written approval of the Trust.  In addition, if at the time of such prepayment the Trust Bonds may only be redeemed at the option of the Trust upon payment of a premium, the Borrower shall add to its prepayment of Trust Bond Loan Repayments an amount, as determined by the Trust, equal to such premium allocable to the Trust Bonds to be redeemed as a result of the Borrower's prepayment.  Prepayments shall be applied first to the Interest Portion that accrues on the portion of the Loan to be prepaid until such prepayment date as described in clause (ii) of the definition thereof and then to principal payments (including premium, if any) on the Loan in inverse order of their maturity.

SECTION 3.08.  Priority of Loan and Fund Loan.  (a) The Borrower hereby agrees that, to the extent allowed by law or the Borrower Bond Resolution, any Loan Repayments then due and payable on the Loan shall be satisfied by the Trustee before any loan repayments on the Borrower's Fund Loan shall be satisfied by the Trustee.  The Borrower agrees not to interfere with any such action by the Trustee.

(b)           The Borrower hereby acknowledges that in the event the Borrower fails or is unable to pay promptly to the Trust in full any Trust Bond Loan Repayments under this Loan Agreement when due, then any (i) Administrative Fee paid hereunder, (ii) late charges paid hereunder, and (iii) loan repayments paid by the Borrower on its Fund Loan under the related loan agreement therefor, any of which payments shall be received by the Trustee during the time of any such Trust Bond Loan Repayment deficiency, shall be applied by the Trustee first to satisfy such Trust Bond Loan Repayment deficiency as a credit against the obligations of the Borrower to make payments of the Interest Portion under the Loan and the Borrower Bond, second, to the extent available, to make Trust Bond Loan Repayments of principal hereunder and payments of principal under the Borrower Bond, third, to the extent available, to pay the Administrative Fee, fourth, to the extent available, to pay any late charges hereunder, fifth, to the extent available, to satisfy the repayment of the Borrower's Fund Loan under its related loan agreement therefor, and finally, to the extent available, to satisfy the repayment of the administrative fee under any such related loan agreement.

(c)           The Borrower hereby further acknowledges that any loan repayments paid by the Borrower on its Fund Loan under the related loan agreement therefor shall be applied according to the provisions of the Master Program Trust Agreement.

SECTION 3.09.  Approval of the New Jersey State Treasurer.  The Borrower and the Trust hereby acknowledge that prior to or simultaneously with the Loan Closing the New Jersey State Treasurer, in satisfaction of the requirements of Section 9a of the Act, issued the “Certificate of the New Jersey State Treasurer Regarding the Approval of the Trust Loan and the Fund Loan” (the “Treasurer’s Certificate”).  Pursuant to the terms of the Treasurer’s Certificate, the New Jersey State Treasurer approved the Loan and the terms and conditions thereof as established by the provisions of this Loan Agreement.

ARTICLE IV

ASSIGNMENT OF LOAN AGREEMENT AND BORROWER BOND

SECTION 4.01.  Assignment and Transfer by Trust.  (a) The Borrower hereby expressly acknowledges that, other than the provisions of Section 2.02(d)(ii) hereof, the Trust's right, title and interest in, to and under this Loan Agreement and the Borrower Bond have been assigned to the Trustee as security for the Trust Bonds as provided in the Bond Resolution, and that if any Event of Default shall occur, the Trustee or any Bond Insurer (as such term may be defined in the Bond Resolution), if applicable, pursuant to the Bond Resolution, shall be entitled to act hereunder in the place and stead of the Trust.  The Borrower hereby acknowledges the requirements of the Bond Resolution applicable to the Trust Bonds and consents to such assignment and appointment.  This Loan Agreement and the Borrower Bond, including, without limitation, the right to receive payments required to be made by the Borrower hereunder and to compel or otherwise enforce observance and performance by the Borrower of its other duties, covenants, obligations and agreements hereunder, may be further transferred, assigned and reassigned in whole or in part to one or more assignees or subassignees by the Trustee at any time subsequent to their execution without the necessity of obtaining the consent of, but after giving prior written notice to, the Borrower.

The Trust shall retain the right to compel or otherwise enforce observance and performance by the Borrower of its duties, covenants, obligations and agreements under Section 2.02(d)(ii) hereof; provided, however, that in no event shall the Trust have the right to accelerate the Borrower Bond in connection with the enforcement of Section 2.02(d)(ii) hereof.

(b)           The Borrower hereby approves and consents to any assignment or transfer of this Loan Agreement and the Borrower Bond that the Trust deems to be necessary in connection with any refunding of the Trust Bonds or the issuance of additional bonds under the Bond Resolution or otherwise, all in connection with the pooled loan program of the Trust.

SECTION 4.02.  Assignment by Borrower.  Neither this Loan Agreement nor the Borrower Bond may be assigned by the Borrower for any reason, unless the following conditions shall be satisfied:  (i) the Trust and the Trustee shall have approved said assignment in writing; (ii) the assignee shall have expressly assumed in writing the full and faithful observance and performance of the Borrower's duties, covenants, obligations and agreements under this Loan Agreement and, to the extent permitted under applicable law, the Borrower Bond; (iii) immediately after such assignment, the assignee shall not be in default in the observance or performance of any duties, covenants, obligations or agreements of the Borrower under this Loan Agreement or the Borrower Bond; and (iv) the Trust shall have received an opinion of Bond Counsel to the effect that such assignment will not adversely affect the security of the holders of the Trust Bonds or the exclusion of the interest on the Trust Bonds from gross income for purposes of federal income taxation under Section 103(a) of the Code.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

SECTION 5.01.  Events of Default.  If any of the following events occur, it is hereby defined as and declared to be and to constitute an "Event of Default":

(a)           failure by the Borrower to pay, or cause to be paid, any Trust Bond Loan Repayment required to be paid hereunder when due, which failure shall continue for a period of fifteen (15) days;

(b)           failure by the Borrower to make, or cause to be made, any required payments of principal, redemption premium, if any, and interest on any bonds, notes or other obligations of the Borrower issued under the Borrower Bond Resolution (other than the Loan and the Borrower Bond) or otherwise secured by all or a portion of the property pledged under the Borrower Bond Resolution, after giving effect to the applicable grace period;

(c)           failure by the Borrower to pay, or cause to be paid, the Administrative Fee or any late charges incurred hereunder or any portion thereof when due or to observe and perform any duty, covenant, obligation or agreement on its part to be observed or performed under this Loan Agreement, other than as referred to in subsection (a) of this Section 5.01 or other than the obligations of the Borrower contained in Section 2.02(d)(ii) hereof and in Exhibit F hereto, which failure shall continue for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Trustee, unless the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, that if the failure stated in such notice is correctable but cannot be corrected within the applicable period, the Trustee may not unreasonably withhold its consent to an extension of such time up to 120 days from the delivery of the written notice referred to above if corrective action is instituted by the Borrower within the applicable period and diligently pursued until the Event of Default is corrected;

(d)           any representation made by or on behalf of the Borrower contained in this Loan Agreement, or in any instrument furnished in compliance with or with reference to this Loan Agreement or the Loan, is false or misleading in any material respect;

(e)           a petition is filed by or against the Borrower under any federal or state bankruptcy or insolvency law or other similar law in effect on the date of this Loan Agreement or thereafter enacted, unless in the case of any such petition filed against the Borrower such petition shall be dismissed within thirty (30) days after such filing and such dismissal shall be final and not subject to appeal; or the Borrower shall become insolvent or bankrupt or shall make an assignment for the benefit of its creditors; or a custodian (including, without limitation, a receiver, liquidator or trustee) of the Borrower or any of its property shall be appointed by court order or take possession of the Borrower or its property or assets if such order remains in effect or such possession continues for more than thirty (30) days;

(f)           the Borrower shall generally fail to pay its debts as such debts become due; and

(g)           failure of the Borrower to observe or perform such additional duties, covenants, obligations, agreements or conditions as are required by the Trust and specified in Exhibit F attached hereto and made a part hereof.

SECTION 5.02.  Notice of Default.  The Borrower shall give the Trustee and the Trust prompt telephonic notice of the occurrence of any Event of Default referred to in Section 5.01(d) or (e) hereof and of the occurrence of any other event or condition that constitutes an Event of Default at such time as any senior administrative or financial officer of the Borrower becomes aware of the existence thereof.

SECTION 5.03.  Remedies on Default.  Whenever an Event of Default referred to in Section 5.01 hereof shall have occurred and be continuing, the Borrower acknowledges the rights of the Trustee and of any Bond Insurer to direct any and all remedies in accordance with the terms of the Bond Resolution, and the Borrower also acknowledges that the Trust shall have the right to take, or to direct the Trustee to take, any action permitted or required pursuant to the Bond Resolution and to take whatever other action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due hereunder or to enforce the observance and performance of any duty, covenant, obligation or agreement of the Borrower hereunder.

In addition, if an Event of Default referred to in Section 5.01(a) hereof shall have occurred and be continuing, the Trust shall, to the extent allowed by applicable law and to the extent and in the manner set forth in the Bond Resolution, have the right to declare, or to direct the Trustee to declare, all Loan Repayments and all other amounts due hereunder (including, without limitation, payments under the Borrower Bond) together with the prepayment premium, if any, calculated pursuant to Section 3.07 hereof to be immediately due and payable, and upon notice to the Borrower the same shall become due and payable without further notice or demand.

SECTION 5.04.  Attorneys' Fees and Other Expenses.  The Borrower shall on demand pay to the Trust or the Trustee the reasonable fees and expenses of attorneys and other reasonable expenses (including, without limitation, the reasonably allocated costs of in-house counsel and legal staff) incurred by either of them in the collection of Trust Bond Loan Repayments or any other sum due hereunder or in the enforcement of the observation or performance of any other duties, covenants, obligations or agreements of the Borrower upon an Event of Default.

SECTION 5.05.  Application of Moneys.  Any moneys collected by the Trust or the Trustee pursuant to Section 5.03 hereof shall be applied (a) first to pay any attorneys' fees or other fees and expenses owed by the Borrower pursuant to Section 5.04 hereof, (b) second, to the extent available, to pay the Interest Portion then due and payable, (c) third, to the extent available, to pay the principal due and payable on the Loan, (d) fourth, to the extent available, to pay the Administrative Fee, any late charges incurred hereunder or any other amounts due and payable under this Loan Agreement, and (e) fifth, to the extent available, to pay the Interest Portion and the principal on the Loan and other amounts payable hereunder as such amounts become due and payable.

SECTION 5.06.  No Remedy Exclusive; Waiver; Notice.  No remedy herein conferred upon or reserved to the Trust or the Trustee is intended to be exclusive, and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity.  No delay or omission to exercise any right, remedy or power accruing upon any Event of Default shall impair any such right, remedy or power or shall be construed to be a waiver thereof, but any such right, remedy or power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle the Trust or the Trustee to exercise any remedy reserved to it in this Article V, it shall not be necessary to give any notice other than such notice as may be required in this Article V.

SECTION 5.07.  Retention of Trust's Rights. Notwithstanding any assignment or transfer of this Loan Agreement pursuant to the provisions hereof or of the Bond Resolution, or anything else to the contrary contained herein, the Trust shall have the right upon the occurrence of an Event of Default to take any action, including (without limitation) bringing an action against the Borrower at law or in equity, as the Trust may, in its discretion, deem necessary to enforce the obligations of the Borrower to the Trust pursuant to Section 5.03 hereof.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01.  Notices.  All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when hand delivered or mailed by registered or certified mail, postage prepaid, to the Borrower at the address specified in Exhibit A-1 attached hereto and made a part hereof and to the Trust and the Trustee at the following addresses:

(a)           Trust:

New Jersey Environmental Infrastructure Trust
P.O. Box 440
Trenton, New Jersey  08625
Attention:  Executive Director

(b)	Trustee:

U.S. Bank National Association
21 South Street, 3rd Floor
Morristown, New Jersey  07960
Attention:  Corporate Trust Department

Any of the foregoing parties may designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent by notice in writing given to the others.

SECTION 6.02.  Binding Effect.  This Loan Agreement shall inure to the benefit of and shall be binding upon the Trust and the Borrower and their respective successors and assigns.

SECTION 6.03.  Severability.  In the event any provision of this Loan Agreement shall be held illegal, invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

SECTION 6.04.  Amendments, Supplements and Modifications.  Except as otherwise provided in this Section 6.04, this Loan Agreement may not be amended, supplemented or modified without the prior written consent of the Trust and the Borrower and without the satisfaction of all conditions set forth in Section 11.12 of the Bond Resolution.  Notwithstanding the conditions set forth in Section 11.12 of the Bond Resolution, (i) Section 2.02(p) hereof may be amended, supplemented or modified upon the written consent of the Trust and the Borrower and without the consent of the Trustee, any Bond Insurer or any holders of the Trust Bonds, and (ii) Exhibit H hereto may be amended, supplemented or modified prior to the execution and delivery thereof as the Trust, in its sole discretion, shall determine to be necessary, desirable or convenient for the purpose of satisfying Rule 15c2-12 and the purpose and intent thereof as Rule 15c2-12, its purpose and intent may hereafter be interpreted from time to time by the SEC or any court of competent jurisdiction, and such amendment, supplement or modification shall not require the consent of the Borrower, the Trustee, any Bond Insurer or any holders of the Trust Bonds.

SECTION 6.05.  Execution in Counterparts.  This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 6.06.  Applicable Law and Regulations.  This Loan Agreement shall be governed by and construed in accordance with the laws of the State, including the Act and the Regulations, which Regulations are, by this reference thereto, incorporated herein as part of this Loan Agreement.

SECTION 6.07.  Consents and Approvals.  Whenever the written consent or approval of the Trust shall be required under the provisions of this Loan Agreement, such consent or approval may only be given by the Trust unless otherwise provided by law or by rules, regulations or resolutions of the Trust or unless expressly delegated to the Trustee and except as otherwise provided in Section 6.09 hereof.

SECTION 6.08.  Captions.  The captions or headings in this Loan Agreement are for convenience only and shall not in any way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

SECTION 6.09.  Benefit of Loan Agreement; Compliance with Bond Resolution.  This Loan Agreement is executed, among other reasons, to induce the purchase of the Trust Bonds.  Accordingly, all duties, covenants, obligations and agreements of the Borrower herein contained are hereby declared to be for the benefit of and are enforceable by the Trust, the holders of the Trust Bonds and the Trustee.  The Borrower covenants and agrees to observe and comply with, and to enable the Trust to observe and comply with, all duties, covenants, obligations and agreements contained in the Bond Resolution.

SECTION 6.10.  Further Assurances.  The Borrower shall, at the request of the Trust, authorize, execute, attest, acknowledge and deliver such further resolutions, conveyances, transfers, assurances, financing statements and other instruments as may be necessary or desirable for better assuring, conveying, granting, assigning and confirming the rights, security interests and agreements granted or intended to be granted by this Loan Agreement and the Borrower Bond.

IN WITNESS WHEREOF, the Trust and the Borrower have caused this Loan Agreement to be executed, sealed and delivered as of the date first above written.

NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST

[SEAL]

	By:	/s/ Robert A. Briant, Sr.
ATTEST:		Robert A. Briant, Sr.
Chairman

/s/ Gerald T. Keenan
Gerald T. Keenan
Secretary

MIDDLESEX WATER COMPANY
[SEAL]

	By:	/s/ Dennis W. Doll
ATTEST:		Dennis W. Doll
President and Chief Executive Officer

/s/ Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel
Secretary and Treasurer

[Signature Page]

SCHEDULE A

Certain Additional Loan Agreement Provisions

In addition to the terms defined in subsection (a) of Section 1.01 of this Loan Agreement, certain additional capitalized terms used in this Loan Agreement shall, unless the context clearly requires otherwise, have the meanings ascribed to such additional capitalized terms in this Schedule A.

Additional Definitions:

“Borrower” means Middlesex Water Company, a corporation duly created and validly existing under the laws of the State of New Jersey.

“Bond Resolution” means the “Environmental Infrastructure Trust Bond Resolution, Series 2007A”, as adopted by the Board of Directors of the Trust on or about September 18, 2007, authorizing the issuance of the Trust Bonds, and all further amendments and supplements thereto adopted in accordance with the provisions thereof.

“Borrower Bond Resolution” means the indenture of the Borrower entitled “INDENTURE OF MORTGAGE” dated as of April 1, 1927, as amended and supplemented from time to time, in particular by a supplemental indenture detailing the terms of the Borrower Bond dated as of October 15, 2007 and entitled “THIRTY-FIFTH SUPPLEMENTAL INDENTURE”, pursuant to which the Borrower Bond has been issued.

“Interest Payment Dates” means February 1 and August 1 of each year, commencing on August 1, 2008.

“Loan” means the loan made by the Trust to the Borrower to finance or refinance a portion of the Cost of the Project pursuant to this Loan Agreement.  For all purposes of this Loan Agreement, the amount of the Loan at any time shall be the initial aggregate principal amount of the Borrower Bond (which amount equals the amount actually deposited in the Project Loan Account at the Loan Closing plus the Borrower's allocable share of certain costs of issuance and underwriter's discount for all Trust Bonds issued to finance the Loan, less any amount of such principal amount that has been repaid by the Borrower under this Loan Agreement and less any adjustment made pursuant to the provisions of the Bond Resolution, including, without limitation, Section 5.02(4) thereof, N.J.A.C. 7:22-4.26 and the appropriations act of the State Legislature authorizing the expenditure of Trust Bond proceeds to finance a portion of the Cost of the Project.

“Principal Payment Dates” means August 1 of each year, commencing on August 1, 2009.

S-1

SECTION 2.02(e)

Disposition of Environmental Infrastructure System.  The Borrower shall not permit the disposition of all or substantially all of its Environmental Infrastructure System, directly or indirectly, including, without limitation, by means of sale, lease, abandonment, sale of stock, statutory merger or otherwise (collectively, a "Disposition"), except on ninety (90) days' prior written notice to the Trust, and, in any event, shall not permit a Disposition unless the following conditions are met:  (i) the Borrower shall, in accordance with Section 4.02 hereof, assign this Loan Agreement and the Borrower Bond and its rights and interests hereunder and thereunder to the purchaser or lessee of the Environmental Infrastructure System, and such purchaser or lessee shall assume all duties, covenants, obligations and agreements of the Borrower under this Loan Agreement and the Borrower Bond; and (ii) the Trust shall by appropriate action determine, in its sole discretion, that such sale, lease, abandonment or other disposition will not adversely affect (A) the Trust's ability to meet its duties, covenants, obligations and agreements under the Bond Resolution, (B) the value of this Loan Agreement or the Borrower Bond as security for the payment of Trust Bonds and the interest thereon, or (C) the excludability from gross income for federal income tax purposes of the interest on Trust Bonds then outstanding or that could be issued in the future.

SECTION 2.02(f)(x)

The Borrower will not have a reserve or replacement fund (within the meaning of Section 148(d)(1) of the Code) allocable to the Borrower Bond evidencing the Loan.

S-2

Middlesex Water Company
1225001-010

EXHIBIT A-1

Description of Project and Environmental Infrastructure System

1)	Name and Address of Local Unit:

Middlesex Water Company
1500 Ronson Road
Iselin, New Jersey 08830-0452

Attention: Ronald F. Williams P.E. Vice President - Operations

2)	Description of the Project:

The proposed project will involve cleaning/relining and spot replacement of water mains, hydrants, service lines, and valves.  Approximately forty five thousand  feet of 4, 6, 8, 10 and 12-inch diameter water mains will be relined.  The project will occur in the City of South Amboy, and Woodbridge Townships.

3)	Description of the Water Supply System:

The Middlesex Water Company is an investor-owned water utility that provides water service to retail customers primarily in eastern Middlesex County.  Water services are now furnished to approximately 58,000 retail customers located in an area of approximately 55 square miles of New Jersey in Woodbridge Township, the Boroughs of Metuchen and Carteret, portions of Edison Township and the Borough of South Plainfield and the City of South Amboy in Middlesex County, and a portion of the Township of Clark in Union County.

The Middlesex Water Company obtains water from both surface and groundwater sources; however, the principal source of supply is the Delaware and Raritan Canal, owned by the State of New Jersey and operated as a water resource by the New Jersey Water Supply Authority.

A-1-1

EXHIBIT A-2

Description of Loan

See Schedule A-2 to Specimen Borrower Bond (Exhibit D hereto)

A-2-1

Middlesex Water Company
1225001-010

EXHIBIT B

Basis for Determination of Allowable Project Costs

The determination of the costs allowable for assistance from the New Jersey Environmental Infrastructure Financing Program is presented below.

Cost Classification	Application Amount	Allowable Costs
1. Administrative Expenses	$89,100	$89,100
2. Other Costs	0	0
3. Engineering Fees	160,000	160,000
4. Building Costs	2,970,000	2,970,000
5. Contingencies	148,500	148,500
6. Allowance for Planning and design	132,400	132,400
7. Sub-total	3,500,000	3,500,000
8. DEP Fee		70,000
9. Total Project Costs		$3,570,000

As a result of the review by the New Jersey Department of Environmental Protection, various line items may have been revised resulting in a change of the allowable costs for this project. The basis for the determination of the allowable costs is as follows:

1.	Administrative Expenses

The total amount requested on the application was $89,100.  The amount requested is for water main cleaning/relining.  The allowable administrative expenses are authorized to be three percent of the allowable building costs. Therefore, the total amount for this line item is $2,970,000 x 0.03 = $89,100.

Allowable Administrative Expenses are $89,100.

3.	Engineering Fees

The amount requested for this line item on the application was $160,000.
This amount is for engineering services for this project and the full amount is allowable.

Allowable Engineering Fees are $160,000.

Middlesex Water Company
1225001-010

4.	Building Costs

The total amount requested for this line item was $2,970,000. The allowable cost analysis (as per N.J.A.C. 7:22-5.8) has determined that the entire amount requested for this line item is allowable. Therefore, the Allowable Cost Ratio (ACR) is one (1.0). In addition the project does not provide any reserve capacity. Therefore, the Reserve Capacity Cost Ratio (RCCR) is one (1.0). Thus, the entire requested amount is allowable.

Allowable Building Costs are $2,970,000.

5.	Contingencies

The total amount requested on the application was $148,500. The allowable amount for this line item is five percent of the allowable building costs. Therefore, the total allowable cost for this line item is $2,970,000 x 0.05 = $148,500 .

Allowable Contingencies are $148,500.

6.	Allowance for Planning and Design

The total amount requested for this line item was $132,400 .  The allowable amount for this line item based on an allowable building cost is:  $250,000+($2,970,000 - $1,000,000) x 0.12= $486,400. However, the applicant has requested  $132,400 for this line item.

Allowance for Planning and Design for this project is $132,400.

7.	Sub-total

The subtotal for project costs applied for is 3,500,000. The actual cost was adjusted to  $3,500,000.

Therefore, the Sub-total is $3,500,000.

8.	DEP Fee

DEP Fee = $3,500,000 x 2% = $70,000

This item represents the DEP Loan Surcharge or Loan Origination Fee imposed by DEP as a portion of the cost of the project of the borrower.  This DEP Loan Surcharge or Loan Origination Fee is a portion of the cost of the project that has been incurred for engineering and environmental services provided by DEP for

Middlesex Water Company
1225001-010

the borrower in connection with, and as a condition precedent to, the inclusion of the project of the borrower in the 2007 Financing Program of the Trust.  As a portion of the cost of the borrower’s project that represents a condition precedent to the inclusion of the borrower’s project in the 2007 Financing Program of the
Trust, the DEP Loan Surcharge or Loan Origination Fee represents a program expense of the 2007 Financing Program of the Trust and will be financed for the borrower as part of the Trust loan made by the Trust to the borrower from the proceeds of the Trust bonds, the Trust shall direct the trustee for the Trust bonds to transfer to DEP from the Project Fund the DEP Loan Surcharge or Loan Origination Fee allocable to the borrower.  The DEP’s authority to assess a  Loan Surcharge or Loan Origination Fee was established pursuant to P.L. 2002, c.34 approved on July 1, 2002.

9.	Total Project Costs:

The total project costs are $3,570,000

I.   Disbursement to Borrower is: $3,500,000.

                      Fund Share is $1,750,000.

                      Trust Share is $1,750,000.

II.  Disbursement to DEP is $70,000.

Middlesex Water Company
1225001-010

EXHIBIT C

Estimated Disbursement Schedule

The following is a schedule of the estimated disbursements for this loan. Disbursements to the project sponsor for any given month shall not exceed the amounts indicated below plus any undisbursed amount from the previous months.

Year	Month	Fund Share Borrower Disbursement	Trust Share Borrower Disbursement	Trust Share DEP Disbursement		Total
2007	November	$0	$0	$	*70,000	$	*70,000
	November
	December

2008	January	0	0				0
	February	0	0				0
	March	262,500	262,500				525,000
	April	225,000	225,000				450,000
	May	275,000	275,000				550,000
	June	275,000	275,000				550,000
	July	225,000	225,000				450,000
	August	300,000	300,000				600,000
	September	187,500	187,500				375,000

	TOTAL	$1,750,000	$1,750,000	$	*70,000		$3,570,000

*This is the DEP loan origination fee.  No action is required on the part of the borrower.
The trust will make a single transfer to DEP, through the Trust’s Trustee, on behalf of all of the Borrowers in 2007 Financing Program.

C-1

EXHIBIT D

Specimen Borrower Bond

D-1

EXHIBIT E

Opinions of Borrower's Bond and General Counsels

E-1

EXHIBIT F

Additional Covenants and Requirements

None.

F-1

Middlesex Water Company
1225001-010

EXHIBIT G

General Administrative Requirements for the
State Environmental Infrastructure Financing Program

General Administrative and Special Requirements

The following General Administrative Requirements are applicable to this Loan. These requirements do not limit, or otherwise alter, the project sponsor’s obligations under the Safe Drinking Water Act and its amendments, the New Jersey Water Pollution Control Act, the State rules under N.J.A.C. 7:22, the Fund and Trust Loan Agreements, or the Special Requirements.  The Special Requirements specific to this project are found in this Exhibit after the listing of General Administrative Requirements.

1.	Operation and Maintenance Manual (O&M Manual):

During construction (i.e., prior to initiation of operation), the project sponsor shall certify to the Trust, in the case of a Trust Loan, and to the New Jersey Department of Environmental Protection (Department), in the case of a Fund Loan, that a final Plan of Operation, and an O&M Manual have been developed for the project.

2.	Project Performance:

The project sponsor shall comply with the project performance provisions of N.J.A.C. 7:22-3.30 and 7:22-4.30.  As a minimum, unless further specified, the project performance standards shall consist of the effluent discharge standards in the NJPDES permit (if applicable) and the design criteria in the Department approved Engineer’s Technical Design Report for the project.

3.	Flood Insurance:

The project sponsor shall acquire or have the construction contractor acquire, as appropriate flood insurance made available under the National Flood Insurance
Act of 1968, as amended.  Insurance coverage shall begin with the period of construction and continue for the entire useful life of the facility.  The insurance shall be in an amount at least equal to the allowable improvements or the maximum limit of coverage made available to the project sponsor under the National Flood Insurance Act, whichever is less.  The project sponsor must comply with this requirement prior to the release of the initial payment for construction work.

Middlesex Water Company
1225001-010

4.	Audit:

The project sponsor shall have an annual financial audit performed if the project sponsor expended $500,000 or more in State and/or Federal financial assistance during the project sponsor’s fiscal year. The audit shall be performed in accordance with the Single Audit Act, Federal OMB Circular No. A-133, and State Policy OMB Circular 04-04-OMB. Copies of all audit reports must be submitted to the New Jersey Department of Environmental Protection, Office of Audit, P.O. Box 402, Trenton, New Jersey 08625.

If the project sponsor expended less than $500,000 in State and/or Federal financial assistance within their fiscal year, but expend $100,000 or more in State and/or Federal financial assistance within their fiscal year, the project sponsor shall have either a financial statement audit performed in accordance with Government Auditing Standards (Yellow Book) or a program-specific audit performed in accordance with the Act, Amendments, OMB Circular No. A-133 Revised and State policy.

Program-specific audits in accordance with OMB Circular No. A-133 Revised can be elected when a project sponsor expends Federal or State financial assistance under only one Federal or State program and the Federal or State program's laws, regulations, or grant agreements do not require a financial statement audit of the grantee.

5.	Socially and Economically Disadvantaged Individuals Utilization Plan:

The project sponsor shall ensure that the contractor provides a Socially and Economically Disadvantaged Individuals (SED) Utilization Plan in accordance with N.J.A.C. 7:22-9.1 et seq. which outlines the entire contract work, each significant segment of the contract on which SEDs will or may participate and a description of how SEDs will be contracted.  This plan shall be submitted no later than 30 days after the contract award.

Middlesex Water Company
1225001-010

SPECIAL REQUIREMENTS
Project Schedule:

The project sponsor unit shall expeditiously initiate and complete the project in accordance with the project schedule, which was submitted as part of the loan application and is repeated below.  Failure to promptly initiate and complete the project may result in the imposition of sanctions under N.J.A.C.  7:22-3.40 through 3.44 and N.J.A.C.  7:22-4.40 through 4.44.  In addition, failure to promptly award all sub agreement(s) for building the project within 12 months of the date of this loan may result in limitation of allowable costs as provided by N.J.A.C. 7:22-5.4(d) 5.This limitation on allowable costs incurred under contracts awarded after 12 months from the date of this loan are unallowable unless a special extension has been granted by the Department, in the case of a Fund Loan, and the Trust, in the case of a Trust Loan.

EVENT	DATE

ADVERTISEMENT:

Clean and Line Water Mains	December 19, 2007

BID RECEIPT:

Clean and Line Water Mains	January 19, 2008

AWARD:

Clean and Line Water Mains	February 19, 2008

ISSUANCE OF NOTICE TO PROCCED:

Clean and Line Water Mains	March 27, 2008

COMPLETION OF CONSTRUCTION:

Clean and Line Water Mains	September 27, 2008

INITATION OF OPERATION:

Clean and Line Water Mains	September 27, 2008

CERTIFICATION OF PROJECT:

Clean and Line Water Mains	September 27, 2009

EXHIBIT H

Form of Continuing Disclosure Agreement

H-1

CONTINUING DISCLOSURE AGREEMENT

BY AND AMONG

[NAME OF BORROWER]

AND

[NAME OF TRUSTEE], as Trustee

AND

NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST

Dated as of [DATE]

CONTINUING DISCLOSURE AGREEMENT

THIS CONTINUING DISCLOSURE AGREEMENT (this "Agreement"), made and entered into as of [DATE], by and among [NAME OF BORROWER] (the "Borrower"), a corporation duly created and validly existing under the laws of the State of New Jersey (the "State"), [NAME OF TRUSTEE] (the "Trustee"), a [national] [state] banking association duly organized and validly existing under the laws of the [United States of America] [State], and NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST (the "Trust"), a public body corporate and politic with corporate succession duly created and validly existing under the laws of the State.

W I T N E S S E T H:

WHEREAS, the Trust, duly created and validly existing under and by virtue of the "New Jersey Environmental Infrastructure Trust Act", constituting Chapter 334 of the Pamphlet Laws of 1985 of the State (codified at N.J.S.A. 58:11B-1 et seq.), as the same may from time to time be amended and supplemented (the "Act"), in accordance with and pursuant to (i) the Act, (ii) the "Environmental Infrastructure Bond Resolution, Series ____", as adopted by the Board of Directors of the Trust on [DATE] (the "Resolution"), and (iii) a financial plan approved by the State Legislature in accordance with Section 23 of the Act, will issue its Environmental Infrastructure Bonds, Series ____ (together with certain additional series of bonds to be issued by the Trust for future programs in which the Borrower participates (as set forth in Schedule A to be attached hereto by the Trustee (or any other fiduciary acting in such capacity) in the year of such issuance), the "Bonds") for the purpose of, inter alia, making a loan to the Borrower from the proceeds of the Bonds to finance a portion of the cost of an environmental infrastructure system project (the "Loan"), pursuant to the terms and provisions of that certain Loan Agreement by and between the Trust and the Borrower dated as of [DATE] (the "Trust Loan Agreement") (all capitalized terms used in this Agreement but not defined herein shall, unless the context otherwise requires, have the meanings ascribed to such terms in the Trust Loan Agreement);

WHEREAS, the Borrower has, in accordance with the Act and the Regulations, made timely application to the Trust for the Loan to finance a portion of the Cost of the Project;

WHEREAS, the State Legislature has, in accordance with Section 20 of the Act and in the form of an appropriations act, approved a project priority list that includes the Project and that authorizes an expenditure of proceeds of the Bonds to finance a portion of the Cost of the Project;

WHEREAS, the Trust has approved the Borrower's application for the Loan from available proceeds of the Bonds to finance a portion of the Cost of the Project;

WHEREAS, in accordance with the Wastewater Treatment Bond Act of 1985, P.L. 1985, c. 329, and the regulations promulgated thereunder, the Borrower has been awarded a Fund Loan for a portion of the Cost of the Project;

- i -

WHEREAS, the Borrower, in accordance with, as applicable, the Act, the Regulations and the "New Jersey Business Corporation Act", constituting Chapter 263 of the Pamphlet Laws of 1968 of the State (codified at N.J.S.A. 14A:1-1 et seq.), as the same may from time to time be amended and supplemented, will issue a borrower bond to the Trust evidencing the Loan (together with certain additional series of bonds to be issued by the Borrower for future programs in which the Borrower participates (as set forth in Schedule B to be attached hereto by the Trustee (or any other fiduciary acting in such capacity) in the year of such issuance), the "Borrower Bond") on the date of issuance of the Bonds;

WHEREAS, the Trustee has duly accepted, as Trustee for the Holders from time to time of the Bonds, the trusts imposed upon it by the Resolution in connection with the issuance of the Bonds;

WHEREAS, the Securities and Exchange Commission (the "SEC"), pursuant to the Securities Exchange Act of 1934, as amended and supplemented (codified as of the date hereof at 15 U.S.C. 77 et seq.) (the "Securities Exchange Act"), has adopted amendments effective July 3, 1995 to its Rule 15c2-12 (codified at 17 C.F.R. §240.15c2-12), as the same may be further amended, supplemented and officially interpreted from time to time or any successor provision thereto ("Rule 15c2-12"), generally prohibiting a broker, dealer or municipal securities dealer from purchasing or selling municipal securities, such as the Bonds, unless such broker, dealer or municipal securities dealer has reasonably determined that an issuer of municipal securities or an obligated person has undertaken in a written agreement or contract for the benefit of holders of such securities to provide certain annual financial information and operating data and notices of the occurrence of certain material events to various information repositories;

WHEREAS, the Trust has determined, in its sole discretion, pursuant to criteria set forth in the Resolution, the Notice of Sale dated [DATE] (the "Notice of Sale"), the Preliminary Official Statement dated [DATE] (the "Preliminary Official Statement") and the Final Official Statement dated [DATE] (the "Final Official Statement"), that the Borrower is a material "obligated person" with respect to the Bonds within the meaning and for the purposes of Rule 15c2-12 and, in order to enable a "participating underwriter" (as such term is defined in Rule 15c2-12) to purchase the Bonds, is therefore required to cause the delivery of the information described in this Agreement to the municipal securities marketplace for the period of time specified in this Agreement;

WHEREAS, on [DATE], the Trust accepted the bid of [NAME OF PURCHASER], on behalf of itself and each of the original underwriters for the Bonds (each a "Participating Underwriter"), for the purchase of the Bonds;

WHEREAS, the execution and delivery of this Agreement have been duly authorized by the Borrower, the Trustee and the Trust, respectively, and all conditions, acts and things necessary and required to exist, to have happened or to have been performed precedent to and in the execution and delivery of this Agreement do exist, have happened and have been performed in regular form, time and manner; and

- ii -

WHEREAS, the Borrower, the Trustee and the Trust are entering into this Agreement for the benefit of the Holders of the Bonds.

NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, covenants and agreements herein set forth, the Borrower, the Trustee and the Trust, each binding itself, its successors and its assigns, do mutually promise, covenant and agree as follows:

- iii -

ARTICLE 1

DEFINITIONS

Section 1.1.            Terms Defined in Recitals.  All of the terms defined in the preambles hereof shall have the respective meanings set forth therein for all purposes of this Agreement.

Section 1.2.            Additional Definitions.  The following additional terms shall have the meanings specified below:

"Annual Report" means Financial Statements and Operating Data provided at least annually with respect to the Borrower.

"Bond Disclosure Event" means any event described in Section 2.6(a) of this Agreement.

"Bond Disclosure Event Notice" means the notice to each National Repository or to the MSRB and the State Depository, if any, as provided in Section 2.6(b) of this Agreement.

"Bondholder" or "Holder" or any similar term, when used with reference to the Bonds, means any person who shall be the registered owner of any outstanding Bonds, including holders of beneficial interests in the Bonds.

"Borrower Bond Disclosure Event" means any event described in Section 2.1(c) of this Agreement.

"Borrower Bond Disclosure Event Notice" means the notice to the Trust as provided in Section 2.4(c) of this Agreement.

"Dissemination Agent" means an entity acting in its capacity as Dissemination Agent under this Agreement or any successor Dissemination Agent designated in writing by the Borrower that has filed a written acceptance of such designation.

"Financial Statements" means the audited financial statements of the Borrower for each Fiscal Year, including, without limitation, balance sheets, statements of changes in fund balances and statements of current funds, revenues, expenditures and other charges or statements that convey similar information.

"Fiscal Year" means the fiscal year of the Borrower as determined by the Borrower from time to time pursuant to State law.  As of the date of this Agreement, the Fiscal Year of the Borrower begins on [MONTH] of each calendar year and closes on the following [MONTH].

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.

"GAAS" means generally accepted auditing standards as in effect from time to time in the United States of America, consistently applied.

"MSRB" means the Municipal Securities Rulemaking Board.  The address of the MSRB as of the date of this Agreement is 1150 18th Street NW, Suite 400, Washington, DC  20036.

"National Repository" means a "nationally recognized municipal securities information repository" within the meaning of Rule 15c2-12.  As of the date of this Agreement, the National Repositories designated by the SEC in accordance with Rule 15c2-12 are:

Bloomberg Municipal Repository
100 Business Park Drive
Skillman, NJ 08558
Phone: (609) 279-3225
Fax: (609) 279-5962
http://www.bloomberg.com/markets/municontacts.html
Email:  Munis@Bloomberg.com

DPC Data Inc.
One Executive Drive
Fort Lee, NJ 07024
Phone: (201) 346-0701
Fax: (201) 947-0107
http://www.dpcdata.com
Email:  nrmsir@dpcdata.com

FT Interactive Data
Attn: NRMSIR
100 William Street, 15th Floor
New York, NY 10038
Phone: (212) 771-6999; (800) 689-8466
Fax: (212) 771-7390
http://www.ftid.com
Email:  NRMSIR@interactivedata.com

Standard & Poor’s Securities Evaluations, Inc.
55 Water Street
45th Floor
New York, NY 10041
Phone: (212) 438-4595
Fax: (212) 438-3975
http://www.jjkenny.com/jjkenny/pser_descrip_data_rep.html
Email:  nrmsir_repository@sandp.com

"Operating Data" means certain financial and statistical information of the Borrower, which for purposes of this Agreement shall include the financial and statistical information under the headings [TITLES] in Appendix B of the Final Official Statement, a copy of which Appendix B is attached hereto as Exhibit A.

"Repository" means each National Repository and each State Depository, if any.

"State Depository" means any public or private repository or entity designated by the State as a state information depository for purposes of Rule 15c2-12.  [As of the date of this Agreement, there is no State Depository.]

Section 1.3.            Interpretation.  Words of masculine gender include correlative words of the feminine and neuter genders.  Unless the context shall otherwise indicate, words importing the singular include the plural and vice versa, and words importing persons include corporations, associations, partnerships (including limited partnerships), trusts, firms and other legal entities, including public bodies, as well as natural persons.  Articles and Sections referred to by number mean the corresponding Articles and Sections of this Agreement.  The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms as used in this Agreement refer to this Agreement as a whole unless otherwise expressly stated.  The headings of this Agreement are for convenience only and shall not define or limit the provisions hereof.

ARTICLE 2

CONTINUING DISCLOSURE COVENANTS AND REPRESENTATIONS

Section 2.1.            Continuing Disclosure Covenants of Borrower.  The Borrower agrees that it will provide or, if the Borrower has appointed or engaged a Dissemination Agent, shall cause the Dissemination Agent to provide:

(a)           Not later than two hundred twenty-five (225) days after the end of each Fiscal Year, commencing with the first Fiscal Year of the Borrower ending after January 1, [YEAR] (which is currently scheduled to end on [DATE]), an Annual Report to each Repository and to the Trust; provided, that the Financial Statements of the Borrower may be submitted separately from the balance of the Annual Report and later than the date required herein for the filing of the Annual Report if the Financial Statements of the Borrower are not available by that date, but only if the unaudited financial statements of the Borrower are included in the Annual Report.

(b)           Not later than fifteen (15) days prior to the date of each Fiscal Year specified in Section 2.1(a) hereof, a copy of the Annual Report, complete to the extent required in Section 2.1(a) hereof, to the Trustee and the Dissemination Agent (if the Borrower has appointed or engaged a Dissemination Agent).

(c)           In a timely manner, to the Trust, notice of any of the following events with respect to the Borrower Bond (each a "Borrower Bond Disclosure Event"), if material:

(i)	Principal and interest payment delinquencies;

(ii)	Non-payment related defaults;

(iii)	Unscheduled draws on debt service reserves reflecting financial difficulties;

(iv)	Unscheduled draws on credit enhancements reflecting financial difficulties;

(v)	Substitution of credit or liquidity providers or their failure to perform;

(vi)	Adverse tax opinions or events affecting the tax-exempt status of the Borrower Bond;

(vii)	Modifications to the rights of the holders of the Borrower Bond;

(viii)
Borrower Bond calls (other than regularly scheduled mandatory sinking fund redemptions for which notice of redemption has been given to the holders of the Borrower Bond as required pursuant to the provisions of the resolution, ordinance or agreement of the Borrower pursuant to which the Borrower Bond was issued);

(ix)	Defeasances;

(x)	Release, substitution or sale of property securing repayment of the Borrower Bond; and

(xi)	Rating changes.

Section 2.2.            Continuing Disclosure Representations of Borrower.  The Borrower represents and warrants that:

(a)           Financial Statements shall be prepared in accordance with GAAP.

(b)           Financial Statements shall be audited by an independent certified public accountant in accordance with GAAS.

Section 2.3.            Form of Annual Report.  (a) The Annual Report may be submitted by the Borrower, or on behalf thereof, as a single document or as separate documents comprising a package.

(b)           Any or all of the items that must be included in the Annual Report may be incorporated by reference from other documents, including official statements delivered in connection with other financings issued on behalf of the Borrower or related public entities thereof, that have been submitted to each of the Repositories or filed with the SEC.  If the document incorporated by reference is a final official statement, it must be available from the MSRB.  The Borrower shall clearly identify each such other document so incorporated by reference.

(c)           The Annual Report for any Fiscal Year containing any modified operating data or financial information (as contemplated by Sections 4.9 and 4.10 hereof) for such Fiscal Year shall explain, in narrative form, the reasons for such modification and the effect of such modification on the Annual Report being provided for such Fiscal Year.

Section 2.4.            Responsibilities and Duties of Borrower, Dissemination Agent and Trustee.  (a) If fifteen (15) days prior to the date specified in Section 2.1(a) hereof the Trustee has not received a copy of the Annual Report, complete to the extent required in Section 2.1(a) hereof, the Trustee shall contact the Borrower to provide notice of the Borrower's obligations pursuant to Sections 2.1(a), 2.1(b) and 2.4(d)(ii) hereof.

(b)           If the Trustee, by the date specified in Section 2.1(a) hereof, has not received a written report from the Borrower, as required by Section 2.4(d)(ii) hereof, indicating that an Annual Report, complete to the extent required in Section 2.1(a) hereof, has been provided to the Repositories and the Trust by the date specified in Section 2.1(a) hereof, the Trustee shall send a notice to each National Repository or to the MSRB and the State Depository, if any, in substantially the form attached hereto as Exhibit B together with any standard forms or cover sheets that may be required by the MSRB as of the date thereof, with a copy thereof to the Trust and the Borrower.

(c)           If the Borrower has determined that the occurrence of a Borrower Bond Disclosure Event would be material, the Borrower or the Dissemination Agent (if one has been appointed or engaged by the Borrower) shall file promptly a notice of such occurrence with the Trust (the "Borrower Bond Disclosure Event Notice") in a form determined by the Borrower; provided, that the Borrower Bond Disclosure Event Notice pertaining to the occurrence of a Borrower Bond Disclosure Event described in Section 2.1(c)(viii) (Borrower Bond calls) or 2.1(c)(ix) (defeasances) hereof need not be given under this Section 2.4(c) any earlier than the time when the notice (if any) of such Borrower Bond Disclosure Event shall otherwise be required to be given to the holder of the Borrower Bond as provided in any resolution, ordinance or agreement of the Borrower.

(d)           The Borrower shall or, if the Borrower has appointed or engaged a Dissemination Agent, shall cause the Dissemination Agent to:

(i)           determine each year, prior to the date for providing the Annual Report, the name and address of each National Repository and each State Depository, if any; and

(ii)           by the date specified in Section 2.1(a) hereof, provide a written report to the Trustee and the Trust (and, if a Dissemination Agent has been appointed, to the Borrower), upon which said parties may rely, certifying that the Annual Report, complete to the extent required in Section 2.1(a) hereof, has been provided pursuant to this Agreement, stating the date it was provided and listing all of the Repositories to which it was provided.

Section 2.5.            Appointment, Removal and Resignation of Dissemination Agent.  (a) The Borrower may, from time to time, appoint or engage a Dissemination Agent to assist it in carrying out its obligations under this Agreement, and shall provide notice of such appointment to the Trustee and the Trust.  Thereafter, the Borrower may discharge any such Dissemination Agent and satisfy its obligations under this Agreement without the assistance of a Dissemination Agent, or the Borrower may discharge a Dissemination Agent and appoint a successor Dissemination Agent, such discharge to be effective on the date of the appointment of a successor Dissemination Agent.  The Borrower shall provide notice of the discharge of a Dissemination Agent to the Trustee and the Trust and shall further indicate either the decision of the Borrower to satisfy its obligations under this Agreement without the assistance of a Dissemination Agent or the identity of the new Dissemination Agent.

(b)           The Dissemination Agent shall have only such duties as are specifically set forth in this Agreement.

(c)           The Dissemination Agent, or any successor thereto, may at any time resign and be discharged of its duties and obligations under this Agreement by giving not less than thirty (30) days' written notice to the Borrower.  Such resignation shall take effect on the date specified in such notice.

Section 2.6.            Responsibilities and Duties of Trust.  (a) The Trust agrees that it will provide, in a timely manner, to each National Repository or to the MSRB and the State Depository, if any, notice of any of the following events with respect to the Bonds (each a "Bond Disclosure Event"), if material, with a copy of such notice to the Trustee and the Borrower (for informational purposes only):

(i)	Principal and interest payment delinquencies;

(ii)	Non-payment related defaults;

(iii)	Unscheduled draws on debt service reserves reflecting financial difficulties;

(iv)	Unscheduled draws on credit enhancements reflecting financial difficulties;

(v)	Substitution of credit or liquidity providers or their failure to perform;

(vi)	Adverse tax opinions or events affecting the tax-exempt status of the Bonds;

(vii)	Modifications to the rights of the Holders of the Bonds;

(viii)
Bond calls (other than regularly scheduled mandatory sinking fund redemptions for which notice of redemption has been given to the Bondholders as required pursuant to the provisions of the Resolution);

(ix)	Defeasances;

(x)	Release, substitution or sale of property securing repayment of the Bonds; and

(xi)	Rating changes.

(b)           If the Trust has determined that the occurrence of a Bond Disclosure Event would be material, the Trust shall file promptly a notice of such occurrence with each National Repository or with the MSRB and the State Depository, if any (the "Bond Disclosure Event Notice"), in a form determined by the Trust together with any standard forms or cover sheets that may be required by the MSRB as of the date thereof; provided, that the Bond Disclosure Event Notice pertaining to the occurrence of a Bond Disclosure Event described in Section 2.6(a)(viii) (Bond calls) or 2.6(a)(ix) (defeasances) hereof need not be given under this Section 2.6(b) any earlier than the time when the notice (if any) of such Bond Disclosure Event shall be given to Holders of affected Bonds as provided in Sections 4.05 and 12.01 of the Resolution, respectively.  The obligations of the Trust to provide the notices required under this Agreement are in addition to, and not in substitution of, any of the obligations (if any) of the Trustee to provide notices of events of default to Holders under Article IX of the Resolution.  The Trust shall file a copy of each Bond Disclosure Event Notice with the Trustee and the Borrower (for informational purposes only).

Section 2.7.            Immunities and Liabilities of Trustee.  Article X of the Resolution, as it relates to the immunities and liabilities of the Trustee, is hereby made applicable to the Trustee's responsibilities under this Agreement.

ARTICLE 3

REMEDIES

Section 3.1.           Remedies.  (a) The Trustee may, in reliance upon the advice of counsel (and at the request of the Holders of at least twenty-five percent (25%) in aggregate principal amount of outstanding Bonds, after the provision of indemnity in accordance with Section 10.05 of the Resolution, shall), or any Bondholder may, for the equal benefit and protection of all Bondholders similarly situated, take whatever action at law or in equity against the Borrower or the Trust or any of their respective officers, agents and employees necessary or desirable to enforce the specific performance and observance of any obligation, agreement or covenant of the Borrower and the Trust under this Agreement, and may compel the Borrower or the Trust or any of their respective officers, agents or employees (except for the Dissemination Agent with respect to the obligations, agreements and covenants of the Borrower) to perform and carry out their duties under this Agreement; provided, that no person or entity shall be entitled to recover monetary damages hereunder under any circumstances; and provided, further, that any Bondholder, acting for the equal benefit and protection of all Bondholders similarly situated, may pursue specific performance only with respect to the failure to file Annual Reports, Borrower Bond Disclosure Event Notices and Bond Disclosure Event Notices required by this Agreement and may not pursue specific performance in challenging the adequacy of Annual Reports that have been filed pursuant to the provisions hereof.

(b)           In case the Trustee or any Bondholder shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or any Bondholder, as the case may be, then and in every such case the Borrower, the Trust, the Trustee and any Bondholder, as the case may be, shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower, the Trust, the Trustee and any Bondholder shall continue as though no such proceeding had been taken.

(c)           Any failure by the Trust or the Borrower to perform its respective obligations under this Agreement shall not be deemed an event of default under either the Resolution or the Trust Loan Agreement, as the case may be, and the sole remedy under this Agreement in the event of any failure by the Trust or the Borrower to comply with this Agreement shall be as set forth in Section 3.1(a) hereof.

ARTICLE 4

MISCELLANEOUS

Section 4.1.            Purposes of Agreement.  This Agreement is being executed and delivered by the Borrower, the Trustee and the Trust for the benefit of the Bondholders and in order to assist the Participating Underwriter in complying with clause (b)(5) of Rule 15c2-12.

Section 4.2.            Trust and Bondholders.  (a) The Trust may enforce any such right, remedy or claim conferred, given or granted hereunder in favor of the Trustee or the Holders of the Bonds.

(b)           Each Bondholder is hereby recognized as being a third-party beneficiary hereunder, and each may enforce, for the equal benefit and protection of all Bondholders similarly situated, any such right, remedy or claim conferred, given or granted hereunder in favor of the Trustee to the extent permitted in Section 3.1(a) hereof.

Section 4.3.            Obligations of Trust Hereunder; Indemnified Parties.  Neither the Trust or any member, officer, employee, counsel, consultant or agent thereof nor any person executing the Bonds shall bear any obligation for the performance of any duty, agreement or covenant of the Borrower or the Trustee under this Agreement.  The obligations of the Trust under this Agreement are expressly limited to the duties set forth in Sections 2.6, 4.9(c), 4.10 and 4.12 hereof.

The Borrower agrees to indemnify and hold harmless the Trust and any member, officer, employee, counsel, consultant or agent thereof, including the Trustee and any of its members, officers, employees or agents (collectively, the "Indemnified Parties"), against any and all losses, claims, damages, liabilities or expenses whatsoever caused by the Borrower's failure, or a Dissemination Agent's failure, to perform or observe any of the Borrower's obligations, agreements or covenants under the terms of this Agreement, but only if and insofar as such losses, claims, damages, liabilities or expenses are caused directly or indirectly by any such failure of the Borrower or the Dissemination Agent to perform.  In case any action shall be brought against the Indemnified Parties based upon this Agreement and in respect of which indemnity may be sought against the Borrower, the Indemnified Parties shall promptly notify the Borrower in writing.  Upon receipt of such notification, the Borrower shall promptly assume the defense of such action, including the retention of counsel, the payment of all expenses in connection with such action and the right to negotiate and settle any such action on behalf of such party to the extent allowed by law.  Any Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless the employment of such counsel has been specifically authorized by the Borrower or unless by reason of conflict of interest (determined by the written opinion of counsel to any Indemnified Party) it is advisable for such Indemnified Party to be represented by separate counsel to be retained by the Borrower, in which case the fees and expenses of such separate counsel shall be borne by the Borrower.  The Borrower shall not be liable for any settlement of any such action effected without its written consent, but if settled with the written consent of the Borrower or if there be a final judgment for the plaintiff in any such action with or without written consent, the Borrower agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.  Nothing in this Section 4.3 shall require or obligate the Borrower to indemnify or hold harmless the Indemnified Parties from or against any loss, claim, damage, liability or expense caused by any negligence, recklessness or intentional misconduct of the Indemnified Parties in connection with the Borrower's performance of its obligations, agreements and covenants under this Agreement.

Section 4.4.            Additional Information.  Nothing in this Agreement shall be deemed to prevent the Borrower or the Trust from (a) disseminating any other information using the means of dissemination set forth in this Agreement or any other means of communication, or (b) including, in addition to that which is required by this Agreement, in the case of the Borrower, any other information in any Annual Report or any Borrower Bond Disclosure Event Notice and, in the case of the Trust, any other information in any Bond Disclosure Event Notice.  If the Borrower chooses to include any information in any Annual Report or any Borrower Bond Disclosure Event Notice, or if the Trust chooses to include any information in any Bond Disclosure Event Notice, in addition to that which is specifically required by this Agreement, neither the Borrower nor the Trust shall have any obligation under this Agreement to update such information or to include it in any future Annual Report, Borrower Bond Disclosure Event Notice or Bond Disclosure Event Notice, as the case may be.

Section 4.5.            Notices.  All notices required to be given or authorized to be given by each party pursuant to this Agreement shall be in writing and shall be sent by registered or certified mail (as well as by facsimile, in the case of the Trustee) addressed to, in the case of the Borrower, [Borrower Address] (Attention:  [Title]); in the case of the Trustee, its principal corporate trust office at [Trustee Address] (facsimile:  [Number]); and in the case of the Trust, P.O. Box 440, Trenton, New Jersey 08625 (Attention:  Executive Director).

Section 4.6.            Assignments.  This Agreement may not be assigned by any party hereto without the written consent of the others and, as a condition to any such assignment, only upon the assumption in writing of all of the obligations imposed upon such party by this Agreement.

Section 4.7.            Severability.  If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

Section 4.8.            Execution in Counterparts.  This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.  Each party hereto may sign the same or a separate counterpart.

Section 4.9.            Amendments, Changes and Modifications.  (a) Except as otherwise provided in this Agreement, subsequent to the initial issuance of the Bonds and prior to their payment in full (or provision for payment thereof having been made in accordance with the provisions of the Resolution), this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the parties hereto.

(b)           Without the consent of any Bondholders, the Borrower, the Trustee and the Trust at any time and from time to time may enter into any amendments or modifications to this Agreement for any of the following purposes:

(i)             to add to the covenants and agreements of the Borrower or the Trust hereunder for the benefit of the Bondholders or to surrender any right or power conferred upon the Borrower or the Trust by this Agreement;

(ii)            to modify the contents, presentation and format of the Annual Report from time to time to conform to changes in accounting or disclosure principles or practices or legal requirements followed by or applicable to the Borrower, to reflect changes in the identity, nature or status of the Borrower or in the business, structure or operations of the Borrower or to reflect any mergers, consolidations, acquisitions or dispositions made by or affecting the Borrower; provided, that any such modification shall not be in contravention of Rule 15c2-12 as then in effect at the time of such modification; or

(iii)           to cure any ambiguity herein, to correct or supplement any provision hereof that may be inconsistent with any other provision hereof or to include any other provisions with respect to matters or questions arising under this Agreement, any of which, in each case, would have complied with the requirements of Rule 15c2-12 at the time of the primary offering, after taking into account any amendments or interpretations of Rule 15c2-12 as well as any changes in circumstances;

provided, that prior to approving any such amendment or modification, the Trustee determines, in reliance upon an opinion of Bond Counsel (as defined in the Resolution) to the Trust, that such amendment or modification does not adversely affect the interests of the Holders of the Bonds in any material respect.

(c)           Upon entering into any amendment or modification required or permitted by this Agreement that materially affects the interests of the Holders of the Bonds, the Trust shall deliver to each of the Repositories written notice of any such amendment or modification.

(d)           The Borrower, the Trustee and the Trust shall be entitled to rely exclusively upon an opinion of Bond Counsel to the Trust to the effect that such amendments or modifications comply with the conditions and provisions of this Section 4.9.

Section 4.10.         Amendments Required by Rule 15c2-12.  The Borrower, the Trustee and the Trust each recognize that the provisions of this Agreement are intended to enable compliance with Rule 15c2-12.  If, as a result of a change in Rule 15c2-12 or in the interpretation thereof or the promulgation of a successor rule, statute or regulation thereto, a change in this

Agreement shall be permitted or necessary to assure continued compliance with Rule 15c2-12, upon delivery of an opinion of Bond Counsel to the Trust to the effect that such amendments shall be permitted or necessary to assure continued compliance with Rule 15c2-12 as so amended or interpreted, then the Borrower, the Trustee and the Trust shall amend this Agreement to comply with and be bound by any such amendment to the extent necessary or desirable to assure compliance with the provisions of Rule 15c2-12, and shall provide written notice of such amendment as required by Section 4.9(c) hereof.

Section 4.11.          Governing Law.  This Agreement shall be governed exclusively by and construed in accordance with the laws of the State and the laws of the United States of America, as applicable.

Section 4.12.         Termination of Continuing Disclosure Obligations.  (a) The obligations of the Borrower hereunder shall be in full force and effect from the date of issuance of the Bonds, and shall continue in effect until the date either (i) the Borrower Bond is no longer outstanding in accordance with the terms of the documents under which it was issued, or (ii) the Borrower no longer remains a material "obligated person" (as the term "obligated person" is defined in Rule 15c2-12, with materiality being determined by the Trust in its sole discretion pursuant to criteria set forth in the Resolution, the Notice of Sale, the Preliminary Official Statement and the Final Official Statement) with respect to the Bonds, and, in either event, only after the Trust delivers written notice to such effect to each National Repository or to the MSRB and the State Depository, if any.

(b)           The obligations of the Trust hereunder shall be in full force and effect from the date hereof and shall continue in effect until the date the Bonds are no longer outstanding in accordance with the terms of the Resolution, and only after the Trust delivers written notice to such effect to each National Repository or to the MSRB and the State Depository, if any.

Section 4.13.         Prior Undertakings.  The Borrower has not failed to comply in any material respect with any prior continuing disclosure undertaking made by the Borrower in accordance with Rule 15c2-12.

Section 4.14.         Binding Effect.  This Agreement shall inure to the benefit of and shall be binding upon the Borrower, the Trustee and the Trust and their respective successors and assigns.

IN WITNESS WHEREOF, [NAME OF BORROWER], [NAME OF TRUSTEE] and NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST have caused this Agreement to be executed in their respective names and their corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

[SEAL]

ATTEST:	[NAME OF BORROWER]

By:
Name:	Name:
Title:	Title:

[SEAL]

ATTEST:	[NAME OF TRUSTEE],
as Trustee

By:
Name:	Name:
Title:	Title:

[SEAL]

ATTEST:	NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST

By:
Name:	Name:
Title:	Title:

[Signature Page]

EXHIBIT A

EXCERPT OF FINAL OFFICIAL STATEMENT

A-1

EXHIBIT B

FORM OF NOTICE TO REPOSITORIES OF
FAILURE TO FILE ANNUAL REPORT

Name of Obligated Person:	[NAME OF BORROWER]

Name of Bond Issue:	New Jersey Environmental Infrastructure Trust
Environmental Infrastructure Bonds, Series ____,
dated [DATE]

Date of Issuance:	[DATE]

CUSIP Numbers:

NOTICE IS HEREBY GIVEN that [Name of Borrower] (the "Borrower") has not provided an Annual Report with respect to the above-named bonds (the "Bonds") as required by the Continuing Disclosure Agreement relating to the Bonds dated [DATE] by and among the Borrower, [Name of Trustee], as Trustee, and New Jersey Environmental Infrastructure Trust.  [The Borrower anticipates that the Annual Report will be filed by ___________.]

[NAME OF TRUSTEE],
as Trustee

By:
Name:
Title:

Dated:

B-1